EXHIBIT 10.21

Requested by and when recorded return to:                SAN MATEO
                                                         FUNB Loan No. 265950357

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, New York 10103
Attention:  Ms. Oona Fitzpatrick

Assessor's Parcel No.:  035-610-030


                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                      INNKEEPERS RESIDENCE SAN MATEO, L.P.,

                                     TRUSTOR

                                       TO

                        COMMONWEALTH LAND TITLE COMPANY,

                                   AS TRUSTEE

                               FOR THE BENEFIT OF

                           FIRST UNION NATIONAL BANK,

                                   BENEFICIARY

                             Date: December __, 2000

                       Property Address: 2000 Windward Way
                       City: San Mateo
                       County: San Mateo
                       State: California

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                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of December __, 2000 by INNKEEPERS RESIDENCE SAN MATEO, L.P., a Virginia limited partnership, as Trustor ("Trustor"), whose address is c/o Innkeepers USA Trust, 306 Royal Poinciana Way, Palm Beach, Florida 33480, to COMMONWEALTH LAND TITLE COMPANY, a California corporation, as Trustee ("Trustee"), whose address is 525 Market Street, Suite 2320, San Francisco, California 94105, for the benefit of FIRST UNION NATIONAL BANK, a national banking association, as Beneficiary ("Beneficiary"), whose address is One First Union Center DC-6, Charlotte, North Carolina 28288-0166.

                              W I T N E S S E T H:

         THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, TRUSTOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS UNTO TRUSTEE, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of Trustor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Trustor (collectively, the "Mortgaged Property"):

         (A) All that certain real property situated in the City of San Mateo, County of San Mateo, State of California, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Trustor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

         (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the "Improvements");

         (C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Trustor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Trustor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

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         (D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Trustor;

         (E) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

         (F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

         (G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Beneficiary pursuant to this Deed of Trust or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Replacement Reserve and the Repair and Remediation Reserve (each as hereinafter defined);

         (H) All leases (including, without limitation, operating leases, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements to which Trustor is a party (each, a "Lease" and collectively, "Leases"), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the "Rents and Profits") of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a "Tenant" and collectively, "Tenants"), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 hereinbelow;

         (I) That certain management agreement dated as of November 1, 1996 between Residence Inn By Marriott, Inc., as manager ("Franchisor"), and Innkeepers Hospitality III, Inc. (f/k/a JF Hotel III, Inc.), as lessee (hereinafter, the "Franchise Agreement"), and all contracts and agreements to which Trustor is a party now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts and maintenance contracts, if any, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

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         (J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

         (K) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Trustor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the "General Intangibles");

         (L) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

         (M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

         (N) All right, title and interest of Trustor in any insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

         (O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and all refunds of taxes or assessments levied against all or any portion of the Mortgaged Property; and

         (P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Trustor.

         (Q) All revenues, receipts, income, accounts, accounts receivable and other receivables, including, without limitation, revenues receipts, income, receivables and accounts relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, food and beverage facilities, vending machines, telephone and television systems, guest laundry, the provision or sale of other goods and services, and any other items of revenue, receipts or other income as identified in the Uniform System of Accounts for Hotels, 8th Edition, International Association of Hospitality Accountants (now known as Hospitality Financial and Technology Professionals)
(1986), as from time to time amended.

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         FOR THE PURPOSE OF SECURING:

         (1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note") of even date with this Deed of Trust, made by Trustor, Innkeepers Residence Shelton, L.P., Innkeepers Residence Atlanta - Downtown, L.P., Innkeepers Residence Arlington (TX), L.P., Innkeepers Residence Addison (TX), L.P. and Innkeepers RI Altamonte, L.P., jointly and severally, collectively as the maker, payable to the order of Beneficiary in the principal face amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), together with interest as therein provided (the "Loan");

         (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in (a) that certain Subordination, Non-Disturbance and Attornment Agreement (hereinafter the "Assignment of Franchise Agreement") dated of even date herewith, by Trustor, as owner, Innkeepers Hospitality III, Inc. (f/k/a JF Hotel III, Inc.), as lessee, and Residence Inn By Marriott, Inc., as manager, in favor of Beneficiary, and (b) any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) excluding only the Environmental Indemnity Agreement (as hereinafter defined) of even date herewith (the Note, this Deed of Trust, and such other agreements, documents and instruments securing or otherwise relating to the Loan, together with any and all renewals, amendments, extensions and modifications thereof, are hereafter collectively, referred to as the "Loan Documents") and the payment of all other sums herein or therein covenanted to be paid;

         (3) Any and all additional advances made by Beneficiary to protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Trustor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Trustor remains the owner of the Mortgaged Property at the time of such advances); and

         (4) Any and all other indebtedness now owing or which may hereafter be owing by Trustor (or any of the entities referred to in clause (1) above) to Beneficiary, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, it being contemplated by Trustor and Beneficiary that Trustor may hereafter become so indebted to Beneficiary.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the "Debt").

         TO HAVE AND TO HOLD the Mortgaged Property unto Beneficiary and Trustee, their respective successors and assigns forever, and Trustor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to the Permitted Encumbrances (as hereinafter defined), to Beneficiary and Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

         PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation,

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any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Deed of Trust shall be satisfied and the estate, right, title and interest of Beneficiary in the Mortgaged Property shall cease, and upon payment to Beneficiary of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Beneficiary shall promptly satisfy and release this Deed of Trust of record and the lien hereof by proper instrument.

                                   ARTICLE I.
                              COVENANTS OF TRUSTOR

         For the purpose of further securing the Debt and for the protection of the security of this Deed of Trust, for so long as the Debt or any part thereof remains unpaid, Trustor covenants and agrees as follows:

         1.1. Warranties of Trustor. Trustor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Beneficiary, its successors and assigns, that:

                  (a) Trustor has good, marketable and indefeasible fee simple title to the Mortgaged Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust delivered as of the date hereof which Beneficiary has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (such items being the "Permitted Encumbrances"), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Mortgaged Property in the manner and form hereby done or intended. Trustor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Beneficiary against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Mortgaged Property pursuant to any foreclosure;

                  (b) No bankruptcy or insolvency proceedings are pending or contemplated by Trustor or, to the best knowledge of Trustor, against Trustor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an "Indemnitor");

                  (c) All written reports, certificates, financial statements, affidavits, statements and other data furnished by Trustor to Beneficiary (and, to the best knowledge of Trustor, those furnished on behalf of Trustor to Beneficiary by third parties and reviewed by Trustor; provided, however, that Trustor shall have no duty to review such items) in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

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                  (d) The execution, delivery and performance of this Deed of
Trust, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Trustor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the partnership agreement, or other organizational documents of Trustor or any contract or agreement of any nature to which Trustor is a party or by which Trustor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Trustor is subject;

                  (e) The Premises and the Improvements and the current intended use thereof by Trustor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other applicable ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Mortgaged Property. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements, which have not been obtained;

                  (f) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Mortgaged Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements;

                  (g) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Trustor;

                  (h) All curb cuts, driveways and traffic signals shown on the survey delivered to Beneficiary prior to the execution and delivery of this Deed of Trust are existing and have been fully approved by the appropriate governmental authority;

                  (i) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the knowledge of Trustor, threatened, against or affecting Trustor (or any of its general partners) or the Mortgaged Property which, if adversely determined, would materially impair either the Mortgaged Property or Trustor's ability to perform the covenants or obligations required to be performed under the Loan Documents;

                  (j) The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments;

                  (k) As of the date of this Deed of Trust, the Mortgaged Property is free from unrepaired damage caused by fire, flood or other casualty;

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                  (l) As of the date of this Deed of Trust, no part of the
Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Trustor's knowledge and belief, threatened or contemplated;

                  (m) Trustor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted;

                  (n) Except as may otherwise be disclosed in the Engineering Report (as hereinafter defined), to Trustor's knowledge, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

                  (o) Trustor has delivered to Beneficiary true, correct and complete copies of any and all Contracts and all amendments thereto or modifications thereof;

                  (p) Each Contract constitutes the legal, valid and binding obligation of Trustor and, to Trustor's knowledge, is enforceable against any other party thereto. To Trustor's knowledge, no default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Trustor or the Mortgaged Property;

                  (q) No Contract provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Deed of Trust;

                  (r) Trustor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

                  (s) There are no security agreements or financing statements affecting all or any portion of the Mortgaged Property other than (i) as disclosed in writing by Trustor to Beneficiary prior to the date hereof and (ii) the security agreements and financing statements created in favor of Beneficiary;

                  (t) Each Lease, including, but not limited to, the Operating Lease Agreement, between Trustor, as lessor, and Innkeepers Hospitality III, Inc. (f/k/a JF Hotel III, Inc.), as lessee, dated as of December 30, 1997 (the "Operating Lease"), constitutes the legal, valid and binding obligation of Trustor and, to Trustor's knowledge, is enforceable against the Tenant thereof. To Trustor's knowledge, no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Trustor or the Mortgaged Property;

                  (u) No Tenant under any Lease or the Operating Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

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                  (v) Trustor has delivered to Beneficiary true, correct and complete copies of all Leases and the Operating Lease;

                  (w) To Trustor's knowledge, the Tenant under the Operating Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;

                  (x) No Lease, including, but not limited to, the Operating Lease, provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Deed of Trust;

                  (y) Trustor is not a "foreign person" within the meaning of ss.1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "IRS Code"), and the related Treasury Department regulations, including temporary regulations;

                  (z) The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Trustor to pay in full the Debt in a timely manner and (ii) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property;

                  (aa) Any right of any affiliate of Trustor, or any affiliate of any of Trustor's constituent members, partners, shareholders, employees or principals to receive any compensation, reimbursement of costs and expenses or other payments in consideration for its management services for the Mortgaged Property or its asset management services for the Trustor shall be and remain subordinate in all respects to the Beneficiary's rights under this Mortgage;

                  (bb) Trustor has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the loan secured hereby; and

                  (cc) The Mortgaged Property forms no part of any property owned, used or claimed by Trustor as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Premises are located. Trustor hereby disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead.

         1.2. Defense of Title. If, while this Deed of Trust is in force, the title to the Mortgaged Property or the interest of Beneficiary therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Trustor, at Trustor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably satisfactory to Beneficiary, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Beneficiary determines that Trustor is not adequately performing its obligations under this Section, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper and all reasonable costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Note Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid

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by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

         1.3. Performance of Obligations. Trustor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Trustor shall also pay all charges, fees and other sums required to be paid by Trustor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Trustor set forth in the Loan Documents in accordance with their terms. Further, Trustor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Trustor in connection with any other document or instrument affecting title to the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Deed of Trust.

         1.4. Insurance. Trustor shall, at Trustor's expense (or, if applicable, the expense of the tenant under the Operating Lease), maintain or cause to be maintained in force and effect on the Mortgaged Property at all times while this Deed of Trust continues in effect the following insurance:

                  (a) Insurance against loss or damage to the Mortgaged Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Beneficiary's election, by reference to such indices, appraisals or information as Beneficiary determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Trustor shall maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Trustor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary's approval. The maximum deductible shall be $20,000.00.

                  (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $2,000,000. Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Trustor and to require a reasonable increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably prudent under then existing circumstances.

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                  (c) Boiler and machinery insurance is required if steam
boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, "Systems Breakdowns" coverage shall be required, as determined by Beneficiary. Minimum liability coverage per accident must equal the value of such unit(s).

                  (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the portion of the Debt equal to the Allocated Loan Amount for the Mortgaged Property (as set forth in the Note) if replacement cost coverage is not available for the type of building insured), or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

                  (e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Beneficiary's request, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Beneficiary, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Beneficiary, shall be required.

                  (f) When required by applicable law, ordinance or other regulation, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the worker's compensation laws of the state in which the Mortgaged Property is located.

                  (g) Business income (loss of rents) insurance in amounts sufficient to compensate Trustor for all Rents or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents or income payable during the succeeding twelve
(12) month period.

                  (h) If requested by Beneficiary, earthquake insurance in an amount reasonably required by Beneficiary.

                  (i) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Beneficiary against other insurable hazards or casualties and which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A from Standard & Poors, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the approval of Beneficiary as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (vi) include a standard, non-contributory, mortgagee clause naming EXACTLY:

                       FIRST UNION NATIONAL BANK,
                       its Successors and Assigns ATIMA
                       c/o First Union National Bank, as Servicer
                       P.O. Box 391690
                       Solon, Ohio  44139-1690

(a) as an additional insured under all liability insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

         Trustor shall, as of the date hereof, deliver to Beneficiary evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Beneficiary. Trustor shall renew all such insurance and deliver to Beneficiary certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Trustor further agrees that each such insurance policy: (i) shall provide for at least thirty
(30) days' prior written notice to Beneficiary prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten
(10) days' prior written notice to Beneficiary prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Trustor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Beneficiary; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Trustor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or by any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Mortgaged Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Mortgaged Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Beneficiary's applicable insurance requirements set forth in this Section 1.4. The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Mortgaged Property by Trustor to Beneficiary as further security for the Debt. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Trustor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Trustor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Deed of Trust or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance and Trustor shall pay all amounts advanced by Beneficiary therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Beneficiary until actually repaid by Trustor, promptly upon demand by Beneficiary. Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Trustor to furnish such insurance. Trustor shall not obtain insurance for the Mortgaged Property in addition to that required by Beneficiary without the prior written consent of Beneficiary, which consent will not be unreasonably withheld provided that (i) Beneficiary is a named insured on such insurance,
(ii) Beneficiary receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

         1.5. Payment of Taxes. Trustor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Deed of Trust, all taxes and assessments which are or may become a lien on the Mortgaged Property or which are assessed against or imposed upon the Mortgaged Property. Trustor shall furnish Beneficiary with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Trustor may, in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its reasonable opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Beneficiary therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Trustor shall deposit in the Impound Account (as hereinafter defined) an amount determined by Beneficiary to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Trustor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final and any excess of the amounts deposited pursuant to this clause (c) shall promptly be released from the Impound Account and paid to Trustor; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

         1.6. Tax and Insurance Impound Account. Trustor shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (the "Impound Account") with Beneficiary for payment of real estate taxes and assessments and property and casualty and earthquake insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Trustor shall deposit in the Impound Account an amount determined by Beneficiary to be necessary to ensure that there will be on deposit with Beneficiary an amount which, when added to the monthly payments subsequently required to be deposited with Beneficiary hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Beneficiary in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Trustor or Beneficiary is required by law to pay same and the next due annual insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Trustor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on the property and casualty and earthquake insurance policies which Trustor is required to maintain hereunder, each as estimated and determined by Beneficiary. So long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a "Default"), all sums in the Impound Account shall be held by Beneficiary in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Trustor shall be responsible for ensuring that Beneficiary receives bills directly from the proper party for real estate taxes, assessments and insurance premiums at least thirty (30) days prior to the respective due date for payment thereof. Beneficiary shall, to the extent that funds are available in the Impound Account and bill or invoices have been received therefor at least 30 days in advance of their due date and so long as no Event of Default has occurred, pay all real estate taxes, assessments and insurance prior to such due date. In the event that the above conditions have been satisfied but the real estate taxes, assessments and/or insurance premiums have not been timely paid by the servicer of the Loan, Beneficiary shall either pay any resulting penalties or late charges or cause any resulting penalties or late charges to be paid by such servicer. In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. Interest on funds contained in the Impound Account, if any, shall be credited and paid to Trustor as provided in Section 4.31 hereof.

         1.7. Intentionally Deleted.

         1.8. Replacement Reserve; Reserves Generally.

                  (a) As additional security for the Debt, Trustor shall establish and maintain at all times while this Deed of Trust continues in effect a repair and replacement reserve (the "Replacement Reserve") with Beneficiary for payment of costs and expenses incurred by Trustor in connection with the repair, replacement and maintenance of the furniture, fixtures and equipment at the Mortgaged Property and the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the "Repairs"), provided such costs and expenses are incurred for repairs categorized under generally accepted accounting principles as a capital item and not as an operating expense. Commencing on the first monthly Payment Date under the Note and continuing thereafter on each monthly Payment Date under the Note, Trustor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $21,345.27 per month. So long as no Event of Default has occurred, all sums in the Replacement Reserve shall be held by Beneficiary in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Default or Event of Default has occurred, Beneficiary shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Trustor the amount incurred and paid by Trustor in performing such Repairs within ten (10) days following: (a) the receipt by Beneficiary of a written request from Trustor for disbursement from the Replacement Reserve and a certification by Trustor in the form attached hereto as Exhibit B or another form approved in writing by Beneficiary that the applicable item of Repair has been completed; (b) the delivery to Beneficiary of paid invoices, receipts or other evidence satisfactory to Beneficiary, verifying the cost and payment of performing the Repairs; (c) for disbursement requests in excess of $50,000.00 for an individual project, the delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for labor and materials furnished to the Mortgaged Property; (d) for disbursement requests in excess of $50,000.00 for an individual project, if requested by Beneficiary, delivery to Beneficiary of a certification from an inspecting architect or other third party reasonably acceptable to Beneficiary (including a licensed independent general contractor having no connection to such Repairs) describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs;
(e) for disbursement requests in excess of $50,000.00 for an individual project, if requested by Beneficiary, delivery to Beneficiary of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Trustor that no new certificate of occupancy is required; and (f) the receipt by Beneficiary of the out-of-pocket cost of inspections which Beneficiary or Beneficiary's loan servicer reasonably deems necessary in connection with such disbursements (which costs of inspection shall not exceed $2,000.00 each). Beneficiary shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Replacement Reserve, Beneficiary shall be entitled to rely on such request from Trustor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary may, at Trustor's expense, make or cause to be made during the term of this Deed of Trust an annual inspection of the Mortgaged Property to determine the need, as determined by Beneficiary in its reasonable judgment, for further Repairs of the Mortgaged Property. In the event that such inspection reveals that further Repairs of the Mortgaged Property are required, Beneficiary shall provide Trustor with a written description of the required Repairs and Trustor shall complete such Repairs to the reasonable satisfaction of Beneficiary within six
(6) months after the receipt of such description from Beneficiary, or such later date as may be approved by Beneficiary in its reasonable discretion. Interest on the funds contained in the Replacement Reserve shall be credited and paid to Trustor as provided in Section 4.31 hereof.

                  (b) As additional security for the payment and performance by Trustor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Trustor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Beneficiary, and hereby grants to Beneficiary a security interest in, (i) the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve (as hereinafter defined) and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Trustor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Beneficiary's name or the name of any entity servicing the Note for Beneficiary and hereby acknowledges and agrees that Beneficiary, or at Beneficiary's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Beneficiary herein may be delivered by Beneficiary at any time to the financial institution wherein the Reserves have been established, and Beneficiary, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Trustor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Trustor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Trustor's direction and is not the exercise by Beneficiary of any right of set-off or other remedy upon a Default or an Event of Default. Trustor hereby waives all right to withdraw funds from the Reserves except as provided for in this Deed of Trust. If an Event of Default shall occur hereunder or under any other of the Loan Documents Beneficiary may, without notice or demand on Trustor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Trustor under the other Loan Documents in such manner as Beneficiary shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Trustor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or
(C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

                  (c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary's option and in Beneficiary's discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. The Reserves are solely for the protection of Beneficiary and entail no responsibility on Beneficiary's part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Deed of Trust by Beneficiary, any funds in the Reserves shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Beneficiary for the purposes and items for which the applicable Reserve is held, such excess shall, at the option of Beneficiary, either be credited by Beneficiary on subsequent payments to be made hereunder or refunded to Trustor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Trustor shall, within ten
(10) days after receipt of written notice thereof, deposit with Beneficiary the full amount of any such deficiency. If Trustor shall fail to deposit with Beneficiary the full amount of such deficiency as provided above, Beneficiary shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Beneficiary, together with interest thereon at the Default Interest Rate from the date so deposited by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Deed of Trust, Beneficiary may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Beneficiary shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Beneficiary may elect, the balance of any or all of the Reserves then in Beneficiary's possession shall be paid over to Trustor and no other party shall have any right or claim thereto.

                  (d) By exercising any of its rights or remedies under this
Section 1.8 (including, without limitation, taking possession of the Reserves), Beneficiary shall not be deemed to have exercised any equitable right of setoff, foreclosed any statutory banker's lien, initiated or prosecuted any "action" to enforce the rights and obligations secured by this Deed of Trust, or the Loan Documents, as the term "action" is used in California Code of Civil Procedure
Section 726 ("Section 726"), or to have violated the "security first" principle of Section 726. Accordingly, the exercise of any or all of Beneficiary's rights and remedies under this Section 1.8 shall not in any way prejudice or affect Beneficiary's right to initiate and complete a judicial or non-judicial foreclosure under this Deed of Trust. This Deed of Trust evidences the consensual granting of a personal property security interest in the Reserves as permitted by the California Commercial Code; the parties do not intend that the exercise by Beneficiary of any of its rights or remedies hereunder shall have any different consequences under Section 726 than the exercise of rights or remedies under any other security agreement under which a secured party has been granted a security interest in other types of personal property.

         1.9. Casualty and Condemnation. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property, are hereby assigned to and shall be paid to Beneficiary. Beneficiary may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Beneficiary is hereby authorized, in its own name or in Trustor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Trustor shall from time to time deliver to Beneficiary any instruments required to permit such participation; provided, however, that, so long as no Default or Event of Default shall have occurred, Beneficiary shall not have the right to participate in the adjustment of any loss or condemnation claim or cause of action which is not in excess of $250,000. So long as no Default or Event of Default shall have occurred and be continuing, condemnation awards and/or insurance proceeds in the aggregate sum of $150,000.00 or less shall be paid directly to Trustor to be held in trust by Trustor and applied for the restoration or repair of the Mortgaged Property in accordance with the provisions of this Section 1.9 and the balance thereof not used for such restoration or repair shall be paid by Trustor to Beneficiary, to be applied by Beneficiary for payment of the Debt in whatever order Beneficiary directs in its absolute discretion. Beneficiary shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                  (a) In the event that less than forty percent (40%) of the Improvements located on the Premises have been destroyed or in the event that less than fifteen percent (15%) of the Improvements located on the Premises have been taken, and provided that the casualty or condemnation does not occur within the last six (6) months of the term of the Loan, then if and so long as:

                           (1) no Default or Event of Default has occurred
hereunder or under any of the other Loan Documents, and

                           (2) the Mortgaged Property can, in Beneficiary's
reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Trustor or Beneficiary, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

                           (3) all necessary governmental approvals can be
obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in Section (a)(2) above, and

                           (4) there are sufficient sums available (through
insurance proceeds or condemnation awards and contributions by Trustor, the full amount of which shall, at Beneficiary's option, have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                           (5) the economic feasibility of the Improvements
after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the portion of the Debt equal to the Allocated Loan Amount of the Mortgaged Property (as set forth in the Note) in full with the same coverage ratio considered by Beneficiary in its determination to make the loan secured hereby, including an assessment of the impact of the termination of any Leases, including, but not limited to, the Operating Lease, due to such casualty or condemnation, and

                           (6) in the event that the insurance proceeds or
condemnation awards received as a result of such casualty or partial taking exceed $500,000.00, Trustor shall have delivered to Beneficiary, at Trustor's sole cost and expense, an appraisal report in form and substance satisfactory to Beneficiary appraising the value of the Mortgaged Property as proposed to be restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Beneficiary in its determination to make the loan secured hereby, and

                           (7) Trustor so elects by written notice delivered to
Beneficiary within ten (10) days after settlement of the aforesaid insurance or condemnation claim to restore, then, Beneficiary shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to pay the contractors and materialmen for such restoration or repair, and any funds deposited by Trustor therefor, to Trustor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Beneficiary in its reasonable discretion, with any remainder being applied by Beneficiary for payment of the Debt in whatever order Beneficiary directs in its absolute discretion.

                  (b) In all other cases, namely, in the event that forty percent (40%) or more of the Improvements located on the Premises have been destroyed or in the event that fifteen percent (15%) or more of the Improvements located on the Premises have been taken or Trustor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Beneficiary may elect, in Beneficiary's absolute discretion and without regard to the adequacy of Beneficiary's security, to cause Trustor to immediately prepay the full Allocated Loan Amount attributable to the Mortgaged Property (as set forth in the Note) that is then outstanding and declare such Allocated Loan Amount to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Beneficiary directs in its absolute discretion, with any remainder being paid to Trustor.

         Any reduction in the Debt resulting from Beneficiary's application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Trustor shall not be excused in the payment thereof. Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date, in which event the amount of each payment shall remain the same, but the portion of the amount of each payment to be applied to the principal indebtedness due under the Note shall be recalculated based on the reduced principal. If Trustor elects to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Trustor shall promptly and diligently, at Trustor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Trustor shall pay to Beneficiary all reasonable costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose. Trustor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Beneficiary is hereby irrevocably constituted and appointed the attorney-in-fact of Trustor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

         1.10. Construction Liens. Trustor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Trustor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Beneficiary and provided that neither the Mortgaged Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Trustor shall contest any such claim or demand, Trustor shall promptly notify Beneficiary of such contest and thereafter shall, upon Beneficiary's request, promptly provide a bond, cash deposit or other security satisfactory to Beneficiary to protect Beneficiary's interest and security should the contest be unsuccessful. If Trustor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Beneficiary may do so and any and all expenses incurred by Beneficiary, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

         1.11. Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Trustor hereby absolutely and presently assigns to Beneficiary all existing and future Rents and Profits. Trustor hereby grants to Beneficiary the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Trustor does hereby irrevocably make, constitute and appoint Beneficiary its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof). Beneficiary shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence of an Event of Default under this Deed of Trust or under any other of the Loan Documents, Trustor shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, Trustor's license shall automatically terminate without notice to Trustor and Beneficiary may thereafter, without taking possession of the Mortgaged Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Trustor shall be the agent of Beneficiary in collection of the Rents and Profits, and all of the Rents and Profits so collected by Trustor shall be held in trust by Trustor for the sole and exclusive benefit of Beneficiary, and Trustor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Beneficiary to be applied by Beneficiary as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Beneficiary shall constitute any assumption by Beneficiary of any obligations under any agreement relating thereto. Beneficiary is obligated to account only for such Rents and Profits as are actually collected or received by Beneficiary. Trustor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Beneficiary of an Event of Default, pay said Rents and Profits to Beneficiary without liability to determine the actual existence of any Event of Default claimed by Beneficiary. Trustor hereby waives any right, claim or demand which Trustor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Beneficiary, and any such payment shall discharge such payor's obligation to make such payment to Trustor. All Rents collected or received by Beneficiary may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Mortgaged Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Beneficiary directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Beneficiary of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Trustor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of Beneficiary covering all of the right, title and interest of Trustor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Beneficiary under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Beneficiary hereunder.

         1.12. Leases.

                  (a) Trustor covenants and agrees that it shall not enter into any Lease affecting the lesser of (x) five percent (5%) of the gross leaseable area of the Improvements and (y) 2,500 square feet or more of the Mortgaged Property or having a term of three (3) years or more without the prior written approval of Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed. The request for approval of each such proposed new Lease shall be made to Beneficiary in writing and shall state that, pursuant to the terms of this Deed of Trust, failure to approve or disapprove such proposed Lease within fifteen (15) business days is deemed approval and Trustor shall furnish to Beneficiary (and any loan servicer specified from time to time by Beneficiary): (i) such biographical and financial information about the proposed Tenant as Beneficiary may require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Beneficiary intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm's-length Tenant;
(ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and Leases in the market area of the Premises; (iii) such Lease shall provide that the Tenant pays for its expenses; (iv) the rental shall be approximately at the market rate then prevailing for similar properties and leases in the market areas of the Premises; and (v) such Lease shall contain subordination and attornment provisions in form and content reasonably acceptable to Beneficiary. Failure of Beneficiary to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Beneficiary with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same.

                  (b) Prior to execution by Trustor of any Leases of space in the Improvements or otherwise at the Mortgaged Property after the date hereof, Trustor shall submit to Beneficiary, for Beneficiary's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, a copy of such Lease. Trustor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or the Operating Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or the Operating Lease or any such Rents and Profits. Trustor, at no cost or expense to Beneficiary, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and the Operating Lease and Trustor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases or the Operating Lease. Trustor shall not, without the prior written consent of Beneficiary, modify any of the Leases or the Operating Lease (subject to the provisions of any of the other Loan Documents), terminate or accept the surrender of any Leases or the Operating Lease, waive or release any other party from the performance or observance of any obligation or condition under such Leases or the Operating Lease except, with respect only to Leases (including, without limitation, modifying, terminating or releasing any party, guaranty, letter of credit or other credit support thereof) affecting less than the lesser of (x) five percent (5%) of the gross leaseable area of the Improvements and (y) 2,500 square feet and having a term of three (3) years or less, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located. Trustor shall not permit the prepayment of any rents under any of the Leases or the Operating Lease for more than one (1) month prior to the due date thereof.

                  (c) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner approved by Beneficiary, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Trustor upon any foreclosure of this Deed of Trust or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Beneficiary nor any successor-in-interest shall be bound by any payment of rent for more than one
(1) month in advance, or any amendment or modification of said Lease made without the express written consent of Beneficiary or said successor-in-interest. Beneficiary may at any time and from time to time by specific written instrument intended for such purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease without joinder or consent of, or notice to, Trustor, any Tenant or any other person. Notice is hereby given to each Tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

                  (d) Upon the occurrence of an Event of Default under this Deed of Trust, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Deed of Trust, forthwith, upon demand of Beneficiary, Trustor shall surrender to Beneficiary, and Beneficiary shall be entitled to take actual possession of, the Mortgaged Property or any part thereof personally, or by its agent or attorneys. In such event, Beneficiary shall have, and Trustor hereby gives and grants to Beneficiary, the right, power and authority to make and enter into Leases with respect to the Mortgaged Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Beneficiary may deem desirable in its sole discretion, and Trustor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Mortgaged Property, it being the intention of Trustor that in such event Beneficiary shall be deemed to be and shall be the attorney-in-fact of Trustor for the purpose of making and entering into Leases of parts or portions of the Mortgaged Property for the rents and upon the terms, conditions and provisions deemed desirable to Beneficiary in its sole discretion and with like effect as if such Leases had been made by Trustor as the owner in fee simple of the Mortgaged Property free and clear of any conditions or limitations established by this Deed of Trust. The power and authority hereby given and granted by Trustor to Beneficiary shall be deemed to be coupled with an interest, shall not be revocable by Trustor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof. In connection with any action taken by Beneficiary pursuant to this Section, Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Mortgaged Property, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Trustor shall, and does hereby, indemnify Beneficiary for, and hold Beneficiary harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Beneficiary under any such Lease or the Operating Lease or under this Deed of Trust or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease or the Operating Lease other than those arising from the gross negligence or willful misconduct of Beneficiary. Should Beneficiary incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately due and payable to Beneficiary by Trustor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Beneficiary any duty, obligation or responsibility for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such Lease or the Operating Lease, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Mortgaged Property by the Tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. Trustor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this Section.

                  (e) (1) Notwithstanding any other terms of the Loan Documents, Beneficiary shall permit the tenant's interest in the Operating Lease to be transferred to a taxable real estate investment trust subsidiary of Indemnitor or any entity controlled by Jeffrey H. Fisher (directly or indirectly) without the imposition of any assumption fee, provided that Beneficiary reasonably approves the ownership/leasing structure of the Mortgaged Property and the transferee of the Operating Lease, and provided that Beneficiary receives a written statement from the applicable rating agencies to the effect that such transfer will not by itself result in a downgrading, withdrawal or qualification of the respective securities rating in effect immediately prior to such transfer.

                           (2) Beneficiary shall permit the Trustor to terminate
the Operating Lease if the IRS Code permits direct operation by Trustor and Beneficiary receives a written statement from the applicable rating agencies to the effect that such change in structure will not by itself result in a downgrading, withdrawal or qualification of the respective securities rating in effect immediately prior to such change in structure and Beneficiary receives other documentation, if any, reasonably required by Beneficiary in connection with such change in structure.

         1.13. Alienation and Further Encumbrances.

                  (a) Trustor acknowledges that Beneficiary has relied upon the principals of, Trustor, Indemnitor and/or their affiliates and their experience in owning and operating the Mortgaged Property and properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of
Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Trustor shall be divested of its title to the Mortgaged Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary's sole discretion, then the same shall constitute an Event of Default and Beneficiary shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. A prohibited sale, conveyance, disposition, hypothecation, alienation, mortgage, encumbrance, assignment, lease, pledge or transfer within the meaning of this Section 1.13(a) shall be deemed to include, among other things: (i) an installment sales agreement wherein Trustor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Trustor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder (except for the Operating Lease) or a sale, assignment or other transfer of, or the grant of a security interest in, Trustor's right, title and interest in and to any Leases or the Operating Lease (other than as expressly permitted in Section 1.12(e) hereof) or any Rents and Profits; (iii) if Trustor, any guarantor or indemnitor or any partner or member of Trustor is a corporation or trust, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock or securities (or the stock or securities of any corporation or trust directly or indirectly controlling such corporation or trust by operation of law or otherwise) or the creation or issuance of new stock or securities, in all instances in one or a series of transactions by which an aggregate of more than 49% of such corporation's or trust's stock or securities shall be vested in a party or parties who are not stockholders or securityholders as of the date hereof or any change in the control of such corporation or trust; (iv) if Trustor, any guarantor or indemnitor or any general partner or managing member of Trustor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing member, joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing member, or joint venturer in Trustor or the transfer, assignment or pledge of any ownership interest in any general partner, managing member, or joint venturer (whether in the form of a beneficial or partnership interest or in the form of a power of direction control or management, or otherwise); or (v) if Trustor or any guarantor or indemnitor or any general partner or managing member of Trustor or guarantor or indemnitor is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or membership interests (whether directly or indirectly) or the creation or issuance of new limited partnership interests or membership interests (whether in one or a series of transactions), by which an aggregate of more than 49% of such limited partnership interests or membership interests are held by, or pledged to, parties who are not currently limited partners or members or affiliated with Indemnitor. Notwithstanding the foregoing, however, (i) limited partnership interests and/or non-managing member interests in Trustor or in any general partner or member of Trustor shall be freely transferable without the consent of Beneficiary so long as following such transfer, no more than 49% of the beneficial economic interest in the Trustor (whether directly or indirectly) has been transferred in the aggregate and substantially all of the persons responsible for the management and control of the Mortgaged Property and Trustor as of the date hereof remain in legal, beneficial and actual control and management of the Mortgaged Property and Trustor, (ii) any involuntary transfer caused by the death of Trustor or any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Deed of Trust so long as Trustor is reconstituted, if required, following such death and so long as substantially all of those persons responsible for the control and management of the Mortgaged Property and Trustor remain unchanged as a result of such death or any replacement management or controlling parties are approved by Beneficiary, (iii) gifts for estate planning purposes of any individual's interests in Trustor or in any of Trustor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Deed of Trust so long as Trustor is reconstituted, if required, following such gift and so long as those persons responsible for the control and management of the Mortgaged Property and Trustor remain unchanged following such gift or any replacement management or controlling parties are approved by Beneficiary, and (iv) sales, conveyances or transfers of properties (or interests in properties) owned by affiliates of Trustor (whether directly or indirectly), other than the properties (or interests in the properties unless otherwise expressly permitted herein) that are given as security for the Note as of the date hereof (each, individually, a "Crossed Property" and collectively, the "Crossed Properties"), shall not be prohibited under this Section 1.13. Notwithstanding any provision of this Deed of Trust to the contrary, no person or entity may become an owner of a direct or indirect interest in Trustor, which interest exceeds forty-nine (49%) percent, without Beneficiary's written consent in each instance and a written statement from the applicable rating agency to the effect that the transfer of interest will not by itself result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined).

                  Notwithstanding the provisions of this Section 1.13(a), equity holders in Trustor and their beneficiaries may transfer their direct or indirect interests in Trustor without Beneficiary's consent, provided that Beneficiary receives payment of its reasonable out-of-pocket expenses actually incurred with respect thereto and each of the following items are satisfied, as reasonably determined by Beneficiary: (i) taking prior transfers into account, the transfer will not result in (x) the proposed transferee or its affiliates becoming the owner of 49% or more of the interests in Trustor (whether directly or indirectly) or (y) the transfer of 49% or more of the interests in Trustor (whether directly or indirectly), (ii) the transfer does not result in a change of control of Trustor (whether directly or indirectly), (iii) Trustor gives Beneficiary a minimum of 15 days prior written notice of such transfer, (iv) no Default or Event of Default exists under the Loan Documents, (v) the structure of Trustor after the transfer satisfies the applicable rating agencies' then-current criteria and (vi) the applicable rating agencies confirm that the transfer will not by itself result in an Adverse Rating Impact (as hereinafter defined). Transfers of more than 49% of the interests in Trustor (whether directly or indirectly) shall require Beneficiary's consent, not to be unreasonably withheld, and satisfaction of each of the assumption provisions specified in Section 1.13(b) hereof (such transfers shall be deemed a "Sale" (as such term is defined in Section 1.13(b) hereof and the transferee shall be deemed a "Buyer" (as such term is defined in Section 1.13(b) hereof). To the extent of any inconsistency between the terms of this paragraph and the terms of the immediately preceding paragraph, the terms of this paragraph shall govern.

                  (b) Notwithstanding the foregoing provisions of this Section, Beneficiary shall consent to one or more sales, conveyances or transfers of the Mortgaged Property or the Trustor in its entirety (hereinafter, a "Sale") to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

                           (1) No Default and no Event of Default is then
continuing hereunder or under any of the other Loan Documents;

                           (2) Trustor gives Beneficiary written notice of the
terms of such prospective Sale not less than forty-five (45) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Beneficiary all such information concerning the proposed transferee (hereinafter, "Buyer") as Beneficiary would require in evaluating an initial extension of credit to a borrower and pays to Beneficiary a non-refundable application fee in the amount of $5,000.00 (provided, however, if one or more of the Crossed Properties are simultaneously being requested to be transferred to the same Buyer, the application fee shall be $5,000.00 in the aggregate for all such transfers). Beneficiary shall have the right to reasonably approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Beneficiary shall consider the Buyer's experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Beneficiary's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Beneficiary determines to be commercially reasonable in Beneficiary's sole discretion and, if given, may be given subject to such conditions as Beneficiary may deem appropriate;

                           (3) Trustor pays Beneficiary, concurrently with the
closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note;

                           (4) In the event of a Sale of the Mortgaged Property
(as opposed to a Sale of the Trustor), the Buyer assumes and agrees to pay the portion of the Debt equal to the Allocated Loan Amount for the Mortgaged Property (as set forth in the Note) subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Beneficiary, a new promissory note (the "New Note") in the principal amount of the Allocated Loan Amount for the Mortgaged Property and such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate said assumption. The parties to this Deed of Trust acknowledge and agree that the New Note shall be secured by the Mortgaged Property (and not by any of the other Crossed Properties) and the Note (as reduced by the principal amount of the New Note) shall continue to be secured by the remaining Crossed Properties (excluding the Mortgaged Property);

                           (5) The Buyer delivers such legal opinions as
Beneficiary may reasonably require;

                           (6) A party approved by Beneficiary in its sole
discretion assumes the obligations of the current Indemnitor under the Environmental Indemnity Agreement (as hereinafter defined) covering the Mortgaged Property and such party executes, without any cost or expense to Beneficiary, a new Environmental Indemnity Agreement in form and substance reasonably satisfactory to Beneficiary covering the Mortgaged Property, a guaranty and indemnity agreement in form and substance reasonably satisfactory to Beneficiary covering those acts and circumstances set forth in Section 2.6(c) of the Note, and delivers such legal opinions as Beneficiary may reasonably require;

                           (7) Trustor and the Buyer, as applicable, execute,
without any cost or expense to Beneficiary, new financing statements or financing statement amendments and any additional documents reasonably requested by Beneficiary;

                           (8) In the event of a Sale of the Mortgaged Property
(as opposed to a Sale of the Trustor), Trustor delivers to Beneficiary, without any cost or expense to Beneficiary, such endorsements to Beneficiary's title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Beneficiary may deem necessary at the time of the Sale, all in form and substance satisfactory to Beneficiary, including, without limitation, an endorsement or endorsements to Beneficiary's title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Mortgaged Property subject to the Permitted Encumbrances is vested in the Buyer;

                           (9) Trustor and/or the transferor in connection with
a Sale executes and delivers to Beneficiary, without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Beneficiary and shall be binding upon the Buyer;

                           (10) Subject to the provisions of Section 4.27
hereof, such Sale is not construed so as to relieve Trustor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Trustor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of said personal liability. In the event of a Sale of the Mortgaged Property (as opposed to a Sale of the Trustor), Trustor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                           (11) Such Sale is not construed so as to relieve any
current Indemnitor of its obligations under the Environmental Indemnity Agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of the Environmental Indemnity Agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale. Each such current Indemnitor shall be released from and relieved of any of its obligations under the Environmental Indemnity Agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                           (12) The Buyer shall furnish, if the Buyer is a
corporation, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the portion of the Debt equal to the Allocated Loan Amount for the Mortgaged Property (as set forth in the Note), which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. In the event of a Sale of the Mortgaged Property or a Sale of the general partner of the Trustor (as opposed to a Sale of other interests in the Trustor):
(i) the Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Beneficiary shall reasonably require, shall be single purpose, "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Beneficiary; (ii) one individual recommended by the Trustor and approved by Beneficiary shall serve as the independent director of the Buyer (if the Buyer is a corporation) or the Buyer's corporate general partner or as independent members or, in Beneficiary's discretion, as managers, of Buyer if the Buyer is a limited liability company; and (iii) the consent of such independent parties shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Buyer;

                           (13) Trustor delivers to Beneficiary a written
statement from the applicable rating agency to the effect that the Sale (including, without limitation, the release of the Mortgaged Property as security for the Note and the subsequent use of the Mortgaged Property as security for the New Note, if applicable) will not by itself result in a downgrading, withdrawal or qualification of the respective ratings (an "Adverse Rating Impact") in effect immediately prior to such Sale for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined). In the event the Secondary Market Transaction has not yet occurred, Beneficiary shall, in its reasonable discretion, have determined that the Sale would not by itself have resulted in an Adverse Rating Impact had the Secondary Market Transaction theretofore occurred;

                           (14) The applicable transfer will not result in an
increase in the real property taxes for the Premises and Improvements that would cause the Debt Service Coverage Ratio (as defined in Schedule 2 attached hereto) for the Mortgaged Property to be less than 1.60:1.0 on a trailing twelve calendar month basis;

                           (15) After such Sale, the Debt Service Coverage Ratio
(as defined on Schedule 1 attached hereto) for the Crossed Properties remaining as security for the Note shall be no less than 1.60:1.0;

                           (16) The Debt Service Coverage Ratio (as defined on
Schedule 2 attached hereto) for the Mortgaged Property shall be no less than 1.60:1.0;

                           (17) Trustor shall make a cash deposit with
Beneficiary in like amount (the "Release Deposit Amount") as the face value of the Additional Defeasance Deposit (as defined in the Note) which would be required if the Allocated Loan Amount for the Mortgaged

Property (as set forth in the Note) were being defeased (without taking into account the 15% aggregate limitation set forth in the Note), which cash deposit shall be held by Beneficiary as additional collateral and security for the New Note being executed by the Buyer, shall be subject to a pledge and security agreement acceptable to Beneficiary and executed and delivered by Buyer to Beneficiary and shall be held in an interest bearing account in a manner similar to the sums held in the Cash Collateral Account as referred to in Section 4.31 hereof;

                           (18) Trustor shall, at Trustor's expense, provide
such documents, certificates, requests and agreements as reasonably requested by Beneficiary; and

                           (19) Trustor shall, at Trustor's expense, provide an
opinion of counsel for Trustor in form and substance and delivered by counsel reasonably satisfactory to Beneficiary stating, among other things, that any trust formed as a REMIC (as defined in the Note) in connection with a Secondary Market Transaction (as defined herein) will not fail to maintain its status as a REMIC or be subject to a tax on a prohibited transaction under the IRS Code as a result of the transaction contemplated under this Section 1.13(b).

                  All references to the Allocated Loan Amount for the Mortgaged Property as set forth in this Section 1.13(b) shall be deemed to be the then unpaid Allocated Loan Amount for the Mortgaged Property (as set forth in the Note), which will reflect any monthly payments made under the Note and which are applied to the principal indebtedness due under the Note and allocated proportionately to all of the Allocated Loan Amounts set forth in the Note.

                  (c) Notwithstanding any other terms of the Loan Documents, the securities of Innkeepers USA Trust or its successors (collectively, the "REIT") or Innkeepers USA Limited Partnership or its successors (collectively, the "Partnership") (the Partnership and the REIT being referred to individually as a "Principal" and collectively as the "Principals") may be transferred or issued without limitation except (A) if such transfer or issue would result in 49% or more of either Principal's securities being vested in a single party and/or such party's affiliates and such single party and/or such party's affiliates is on any "bad borrower" list or similar list maintained by Standard and Poor's or any other rating agency (whether or not such list is then published or in writing) or is otherwise viewed as a "bad borrower" by any such rating agency (each, a "Bad Borrower") or (B) if such transfer or issue would result in a change in the control or management of either Principal to a Bad Borrower or to an affiliate of a Bad Borrower, each of which transactions in (A) or (B) shall be prohibited. Notwithstanding any other terms of the Loan Documents to the contrary, the following transactions shall be permitted without Beneficiary's consent, provided that Beneficiary receives a minimum of 15 days prior written notice and payment of its reasonable out-of-pocket expenses actually incurred with respect thereto (including, but not limited to, reasonable legal fees and disbursements), but no additional fees shall be payable to Beneficiary with respect thereto: (A) either Principal participating in a merger or consolidation in which such Principal is the survivor of any such merger or consolidation or
(B) either Principal participating in a merger, consolidation or sale of substantially all of its assets and the surviving entity ("Successor") (a) owns substantially all of the assets of such Principal after the transaction, (b) is owned (i) at least 15% in equity by executive management of REIT and the remainder by nationally recognized investors (or affiliates thereof) with substantial leveraged buyout experience or (ii) at least 51% in equity by one or more pension funds, pension fund advisors, insurance companies, banks, or real estate investment trusts, with an aggregate net worth of at least $100,000,000.00 and control of at least ten hotels with at least 1,300 rooms, and (c) delivers to Beneficiary confirmation that there will be no Adverse Rating Impact.

         1.14. Payment of Utilities, Assessments, Charges, Etc. Trustor shall pay when due all utility charges which are incurred by Trustor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

         1.15. Access Privileges and Inspections. Beneficiary and the agents, representatives and employees of Beneficiary shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 72 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Trustor relating to the Mortgaged Property. Trustor shall lend assistance to all such agents, representatives and employees of Beneficiary.

         1.16. Waste; Alteration of Improvements. Trustor shall not commit, suffer or permit any waste on the Mortgaged Property nor take any actions that might invalidate any insurance carried on the Mortgaged Property. Trustor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Beneficiary. Without the prior written consent of Beneficiary, Trustor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property.

         1.17. Zoning. Without the prior written consent of Beneficiary, Trustor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Trustor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Trustor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Mortgaged Property. Trustor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Trustor shall operate the Mortgaged Property as a hotel for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Trustor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Beneficiary. Further, without Beneficiary's prior written consent, Trustor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

         1.18. Financial Statements and Books and Records. Trustor shall keep or cause to be kept accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Beneficiary and its duly authorized representatives shall have the right to examine, copy and audit Trustor's records and books of account at all reasonable times. So long as this Deed of Trust continues in effect, Trustor shall provide to Beneficiary, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Beneficiary as being true and correct by Trustor or the person or entity to which they pertain, as applicable, and be prepared in accordance with generally accepted accounting principles consistently applied (provided, that if Trustor after the date hereof shall at any time have the Trustor's financial statements audited by an independent certified public accountant, Trustor shall deliver such audited statements to Beneficiary):

                  (a) quarterly operating statements for the Mortgaged Property, on a year-to-date and a quarterly basis, together with average daily room rates, occupancy rates and room revenues for each quarter within forty-five (45) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

                  (b) annual financial statements for the Indemnitor, within ninety (90) days after the end of each calendar year; and

                  (c) such other information with respect to the Mortgaged Property and each Indemnitor, which may be reasonably requested from time to time by Beneficiary and which may be provided without additional material expense, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Beneficiary within the applicable time periods, in addition to any other rights and remedies of Beneficiary contained herein, Beneficiary shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Beneficiary, in which event Trustor agrees to pay, or to reimburse Beneficiary for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

         1.19. Further Documentation.

                  (a) Trustor shall, on the request of Beneficiary and at the expense of Trustor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Beneficiary to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Beneficiary, upon Beneficiary's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Beneficiary and in form and substance supplied by Beneficiary, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Beneficiary may reasonably require.

                  (b) Trustor acknowledges that Beneficiary and its successors and assigns may effectuate a Secondary Market Transaction (as hereinafter defined). Trustor shall cooperate in good faith with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Debt, and modifications to any documents evidencing or securing the loan; provided, however, that the Trustor shall not be required to incur material additional cost or modify any documents evidencing or securing the Debt which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note,
(D) the interest only payments due under the Note, (E) terms relating to assumption, substitution, defeasance and prepayment, (F) provisions relating to substitute managers, lessees or franchisees, or (G) any other material economic term of the Debt. Trustor shall provide such information and documents relating to Trustor, any guarantor or indemnitor, the Mortgaged Property and any tenants of the Improvements as Beneficiary may reasonably request in connection with such Secondary Market Transaction. Trustor shall make available to Beneficiary all information concerning its business and operations that Beneficiary may reasonably request. Beneficiary shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Trustor to Beneficiary may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Trustor and Trustor indemnifies Beneficiary as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any information supplied by Trustor or Indemnitor to Beneficiary or any third-party advisors or professional firms in writing to be incorporated in the offering materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in any information or necessary in order to make the statements in such information not misleading. Beneficiary may publicize the existence of the Debt in connection with its marketing for a Secondary Market Transaction. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of the Deed of Trust, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the Debt to one or more investors, (c) any deposit of the Deed of Trust, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the Debt or any interest therein to one or more investors.

         1.20. Payment of Costs; Reimbursement to Beneficiary. Trustor shall pay all costs and expenses reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Trustor as the owner of the Mortgaged Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Trustor defaults in any such payment, which default is not cured within any applicable grace or cure period, Beneficiary may pay the same and Trustor shall reimburse Beneficiary on demand for all such costs and expenses incurred or paid by Beneficiary, together with such interest thereon at the Default Interest Rate from and after the date of Beneficiary's making such payment until reimbursement thereof by Trustor. Any such sums disbursed by Beneficiary, together with such interest thereon, shall be additional indebtedness of Trustor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Further, Trustor shall promptly notify Beneficiary in writing of any litigation or threatened litigation materially affecting the Mortgaged Property, or any other demand or claim which, if enforced, could materially impair or threaten to materially impair Beneficiary's security hereunder. Without limiting or waiving any other rights and remedies of Beneficiary hereunder, if Trustor fails to perform any of its covenants or agreements contained in this Deed of Trust or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Beneficiary's interest in the Mortgaged Property or Beneficiary's right to enforce its security, then Beneficiary may, at its option, with or without notice to Trustor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Trustor to perform its covenants and agreements (without, however, waiving any default of Trustor). Trustor agrees to pay on demand all expenses of Beneficiary or Trustee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Beneficiary or Trustee incurs such expenses until reimbursement thereof by Trustor. Any such expenses so incurred by Beneficiary, together with interest thereon as provided above, shall be additional indebtedness of Trustor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Beneficiary in its discretion. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Trustor or any person in possession holding under Trustor. Trustor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Beneficiary, and any and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Trustor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Beneficiary after the filing by Trustor of a voluntary case or the filing against Trustor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Trustor, Beneficiary, any Indemnitor, the Debt or any of the Loan Documents. Trustor hereby indemnifies and holds Beneficiary harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Beneficiary's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Beneficiary to incur any expenses, make any appearances or take any actions.

         1.21. Security Interest. This Deed of Trust is also intended to encumber and create a security interest in, and Trustor hereby grants to Beneficiary a security interest in, all sums on deposit with Beneficiary pursuant to the provisions of Section 1.6, Section 1.8 and Section 1.34 hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Trustor's leasehold interest in any of the foregoing property which is leased by Trustor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Trustor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Beneficiary; provided, however, that Trustor may lease or finance photocopiers, vans, telecommunication equipment, satellite television equipment and other equipment customarily leased by similarly situated hotels. Trustor shall, from time to time upon the reasonable request of Beneficiary, supply Beneficiary with a current inventory of all of the property in which Beneficiary is granted a security interest hereunder, in such detail as Trustor maintains for the Mortgaged Property (in accordance with the requirements of the Franchise Agreement, if applicable) or as maintained by the affiliates of Indemnitor for other hotels. Trustor shall promptly replace all of the Collateral subject to the lien or security interest of this Deed of Trust when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Beneficiary, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Deed of Trust except such as is replaced by an article of equal suitability and value as above provided, owned by Trustor free and clear of any lien or security interest except that created by this Deed of Trust and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Trustor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

         1.22. Security Agreement. This Deed of Trust constitutes a security agreement between Trustor and Beneficiary with respect to the Collateral in which Beneficiary is granted a security interest hereunder, and, cumulative of all other rights and remedies of Beneficiary hereunder, Beneficiary shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Trustor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Beneficiary shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Trustor shall promptly deliver the same to Beneficiary, endorsed to Beneficiary, without further notice from Beneficiary. Trustor agrees to furnish Beneficiary with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Trustor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Beneficiary shall have the rights and remedies as prescribed in this Deed of Trust, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Beneficiary's election. Any disposition of the Collateral may be conducted by an employee or agent of Beneficiary. Any person, including both Trustor and Beneficiary, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Beneficiary's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Beneficiary shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Trustor, upon demand of Beneficiary, shall assemble such property and make it available to Beneficiary at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Beneficiary to be reasonably convenient to Beneficiary and Trustor. If notice is required by law, Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Trustor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Trustor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Mortgaged Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Beneficiary pursuant to any applicable Uniform Commercial Code:

                  (a) In the event of a foreclosure sale, the Mortgaged Property may, at the option of Beneficiary, be sold as a whole; and

                  (b) It shall not be necessary that Beneficiary take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

                  (c) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

The name and address of Trustor (as Debtor under any applicable Uniform Commercial Code) are:

                       INNKEEPERS RESIDENCE SAN MATEO, L.P.
                       c/o Innkeepers USA Trust
                       306 Royal Poinciana Way
                       Palm Beach, Florida  33480

The name and address of Beneficiary (as Secured Party under any applicable Uniform Commercial Code) are:

                       FIRST UNION NATIONAL BANK
                       One First Union Center DC-6
                       Charlotte, North Carolina 28288-0166

         1.23. Easements and Rights-of-Way. Trustor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, delayed or conditioned. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Deed of Trust and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Beneficiary consents to the grant of an easement or right-of-way, Beneficiary agrees to grant such consent without charge to Trustor other than expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in the review of Trustor's request and in the preparation of documents effecting the subordination.

         1.24. Compliance with Laws. Trustor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property, except to the extent non-compliance would not have a material adverse effect on the Mortgaged Property or the Trustor or the Trustor's ability to satisfy its obligations under the Loan Documents; provided, however, that, Trustor may, upon providing Beneficiary with security satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Trustor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Lease of or any other agreement applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

         1.25. Additional Taxes. In the event of the enactment after the date hereof of any law of the state in which the Mortgaged Property is located or of any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxing any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Trustor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, Beneficiary or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Deed of Trust or the Debt or Beneficiary, then, and in any such event, Trustor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor; provided, however, that if in the opinion of counsel for Beneficiary
(a) it might be unlawful to require Trustor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Beneficiary may elect, by notice in writing given to Trustor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred and be continuing, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

         1.26. Secured Indebtedness. It is understood and agreed that this Deed of Trust shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Beneficiary to or for the benefit of Trustor from time to time under this Deed of Trust or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Beneficiary, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Deed of Trust and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Deed of Trust.

         1.27. Trustor's Waivers. To the full extent permitted by law, Trustor agrees that Trustor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Trustor, for Trustor and Trustor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Trustor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Trustor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Trustor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Deed of Trust or to collect any of the Debt to the fullest extent permitted by law. Trustor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Trustor, Trustor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. ss.105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights of Beneficiary against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

         1.28. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) TRUSTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED AND THE STATE WHOSE LAW IS GOVERNING THE NOTE OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS DEED OF TRUST OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED OR IN THE STATE WHOSE LAW IS GOVERNING THE NOTE, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT

PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM WHERE CROSSED PROPERTIES ARE LOCATED OR THE FORUM WHOSE LAW IS GOVERNING THE TERMS OF THE NOTE). TRUSTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE TRUSTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN
SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY
LAW).

                  (b) TRUSTOR AND BENEFICIARY, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF BENEFICIARY OR TRUSTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BENEFICIARY OR TRUSTOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         1.29. Attorney-in-Fact Provisions. With respect to any provision of this Deed of Trust or any other Loan Document whereby Trustor grants to Beneficiary a power-of-attorney, provided no Default or Event of Default has occurred and is continuing under this Deed of Trust, Beneficiary shall first give Trustor written notice at least five (5) business days prior to acting under such power, which notice shall demand that Trustor first take the proposed action within such period and advising Trustor that if it fails to do so, Beneficiary will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred and is continuing, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Mortgaged Property or any surrounding property or to prevent any adverse affect on Beneficiary's interest in the Mortgaged Property, Beneficiary may act immediately and without first giving such notice. In such event, Beneficiary will give Trustor notice of such action as soon thereafter as reasonably practical.

         1.30. Management.

                  (a) The management of the Mortgaged Property shall be by either: (x) Trustor or an entity affiliated with Trustor reasonably approved by Beneficiary; or (y) a professional property management company reasonably approved by Beneficiary; provided, however, that any management company controlled by Marriott International, Inc., Hyatt Hotels Corporation, Hilton Hotels Corporation, Bass PLC, Starwood Hotels and Resorts Worldwide, Inc., Meristar International Hotels and Resorts, Inc. or Jeffrey H. Fisher (provided that Jeffrey H. Fisher shall at no time have been indicted for any felony, filed for bankruptcy or become insolvent) is hereby approved. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall any manager be removed or replaced or the terms of any management agreement materially modified or amended without the prior written consent of Beneficiary. Beneficiary shall not unreasonably withhold or delay its consent to Trustor's request to replace the manager, operator or lessee with respect to the Mortgaged Property, provided that any such substitute manager, operator or lessee is a hotel operating company which (together with its affiliates) is then managing not less than twelve (12) hotel properties consisting of at least one thousand five hundred
(1500) rooms (not including the Mortgaged Property). After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Trustor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Trustor to retain, a new management agent approved by Beneficiary. All Rents and Profits generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property, including, without limitation, current expenses relating to Trustor's liabilities and obligations with respect to this Deed of Trust and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Mortgaged Property shall be diverted by Trustor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property have been fully paid and satisfied. Any right of payment of Trustor (or any affiliated manager) arising out of or in any way connected with the management and/or ownership of the Mortgaged Property shall be fully and completely subordinated to the lien of this Deed of Trust and the other Loan Documents, and to Beneficiary's right to payment under the Note and the other Loan Documents.

                  (b) Trustor shall be permitted to operate the Mortgaged Property under brands owned or controlled by Bass, Marriott, Hyatt, Hilton, Starwood or Meristar or, subject to Beneficiary's prior consent, any other brands.

         1.31. Hazardous Waste and Other Substances.

                  (a) Trustor hereby represents and warrants to Beneficiary that, as of the date hereof, and except as may be expressly set forth in the environmental reports delivered to Beneficiary in connection with the making of the Loan: (i) to the best of Trustor's knowledge, information and belief, none of Trustor nor the Mortgaged Property nor any Tenant at the Premises nor the operations conducted thereon is in violation of or could reasonably be expected to be subject or give rise to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.ss.9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C.ss.11001 et seq.), the Endangered Species Act (16 U.S.C.ss.1531 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), and regulations promulgated pursuant to said laws, all as amended from time to time; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances, radon gas or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Trustor or any Tenant in the ordinary course of their respective businesses and material compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws; (iii) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (iv) there is no pending, nor, to Trustor's knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Trustor or the Mortgaged Property; there are no and, to Trustor's knowledge, have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Mortgaged Property; (v) Trustor has received no notice of, and to Trustor's knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Mortgaged Property, nor does Trustor know of any basis for such an investigation, action, proceeding or claim; (vi) Trustor has received no notice of and, to the best of Trustor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Trustor know of any basis for such an investigation, action, proceeding or claim; and (vii) to Trustor's knowledge, radon is not present at the Mortgaged Property in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to the Mortgaged Property or to any governmental agency or the general public.

                  (b) Trustor has not received nor to the best of Trustor's knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws; and

                  (c) Neither the Mortgaged Property, nor to Trustor's knowledge, any property to which Trustor has, in connection with the maintenance or operation of the Mortgaged Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Trustor's knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

                  (d) Trustor shall comply in all material respects with all applicable Environmental Laws. Trustor shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except those substances used by Trustor or any Tenant in the ordinary course of their respective businesses and except in material compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws, Trustor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Deed of Trust, Trustor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

                  (e) Trustor shall promptly notify Beneficiary if Trustor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Mortgaged Property other than those occurring in the ordinary course of Trustor's business and which do not violate, or would not otherwise reasonably be expected to give rise to liability under Environmental Laws, (ii) any violation of, or other occurrence that could reasonably be expected to give rise to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Mortgaged Property or Trustor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Trustor or the Mortgaged Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Deed of Trust incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Trustor shall deliver to Beneficiary copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Mortgaged Property or to Trustor. Trustor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Trustor shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be required, for the clean-up of any and all portions of the Mortgaged Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws and shall further pay or cause to be paid, at no expense to Beneficiary, all clean-up, administrative and enforcement costs required to be paid to applicable governmental agencies which may be asserted against the Mortgaged Property; provided, however, that in the event that Trustor contests such expenses and the contest thereof results in an extension of the period for the payment of such expenses (and does not in any way adversely affect Trustor, Beneficiary, the Mortgaged Property or Beneficiary's security interest in the Mortgaged Property), then Trustor may delay payment of such expenses until the end of any such extended period. In the event Trustor fails to do so: (a) Beneficiary may, but shall not be obligated to, cause the Mortgaged Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan

Documents securing all or any part of the Debt and (b) Trustor hereby grants to Beneficiary and its agents and employees access to the Mortgaged Property and a license to remove any items deemed by Beneficiary to be Hazardous Substances and to do all things Beneficiary shall deem necessary to bring the Mortgaged Property into conformance with Environmental Laws.

                  (f) Trustor covenants and agrees, at Trustor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Beneficiary), and hold Beneficiary harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding (collectively, "Costs")) which may at any time be imposed upon, incurred by or asserted or awarded against Beneficiary or the Mortgaged Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Trustor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Mortgaged Property, originating from the Mortgaged Property, or otherwise associated with Trustor or any operations conducted on the Mortgaged Property at any time; (iv) the failure by Trustor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Mortgaged Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such Costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by Beneficiary or its successors or assigns. Beneficiary's rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Beneficiary under this Deed of Trust, the Note and the other Loan Documents.

                  (g) Upon Beneficiary's request, at any time after the occurrence of an Event of Default or at such other time as Beneficiary has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Mortgaged Property, or on property contiguous with the Mortgaged Property, or that the Mortgaged Property may be in violation of the Environmental Laws, Trustor shall perform or cause to be performed, at Trustor's sole cost and expense and in scope, form and substance satisfactory to Beneficiary, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Beneficiary indicating the presence or absence of Hazardous Substances on the Mortgaged Property, the compliance or non-compliance status of the Mortgaged Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm approved by Beneficiary indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint ("Lead Based Paint") on the Mortgaged Property. If Trustor fails to provide reports of such inspection or audit within forty-five (45) days after such request, Beneficiary may order the same, and Trustor hereby grants to Beneficiary and its employees and agents access to the Mortgaged Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Trustor, shall be immediately paid by Trustor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

                  (h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Trustor, Innkeepers USA Trust and Beneficiary (the "Environmental Indemnity Agreement"). The provisions of this Deed of Trust and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof.

                  (i) Intentionally Deleted.

                  (j) If, prior to the date hereof, it was determined that the Mortgaged Property contains Lead Based Paint, Trustor had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead Based Paint Report"). If, at any time hereafter, Lead Based Paint is suspected of being present on the Mortgaged Property, Trustor agrees, at its sole cost and expense and within thirty (30) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Beneficiary.

                  (k) Trustor agrees that if it has been, or if at any time hereafter it is, determined that the Mortgaged Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Trustor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Mortgaged Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Beneficiary (together with any Lead Based Paint Report, the "O&M Plan"). (If an O&M Plan has been prepared prior to the date hereof, Trustor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

                  (l) Trustor and Beneficiary agree that: (i) this Section 1.31 is intended as Beneficiary's written request for information (and Trustor's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

         1.32. Indemnification; Subrogation.

                  (a) Trustor shall indemnify, defend and hold Beneficiary harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Beneficiary's reasonable attorneys' fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Beneficiary in connection with the Debt, this Deed of Trust, the Mortgaged Property, or any part thereof, or the exercise by Beneficiary of any rights or remedies granted to it under this Deed of Trust; provided, however, that nothing herein shall be construed to obligate Trustor to indemnify, defend and hold harmless Beneficiary from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Beneficiary by reason of Beneficiary's willful misconduct or gross negligence.

                  (b) If Beneficiary is made a party defendant to any litigation or any claim is threatened or brought against Beneficiary concerning the Debt, this Deed of Trust, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Trustor shall indemnify, defend and hold Beneficiary harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees and expenses incurred by Beneficiary in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Beneficiary commences an action against Trustor to enforce any of the terms hereof or to prosecute any breach by Trustor of any of the terms hereof or to recover any sum secured hereby, Trustor shall pay to Beneficiary its reasonable attorneys' fees and expenses. The right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Trustor breaches any term of this Deed of Trust, Beneficiary may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys' fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Deed of Trust shall include, without limitation, any attorney or law firm engaged by Beneficiary and Beneficiary's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Deed of Trust shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable.

                  (c) A waiver of subrogation shall be obtained by Trustor from its insurance carrier and, consequently, Trustor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Trustor, the Mortgaged Property, Trustor's property or the property of others under Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

         1.33. Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Trustor. (A) Trustor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Trustor:

                  (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Trustor's existence as a single purpose entity;

                  (b) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

                  (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity, except as contemplated in the Note with respect to the other Crossed Properties;

                  (d) does not own and will not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

                  (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Mortgaged Property;

                  (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Trustor, as applicable, or any affiliate of any general partner, principal or member of Trustor, except upon terms and conditions that are fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

                  (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) affiliate advances or trade payables or accrued expenses (not exceeding five (5%) percent in the aggregate of the Allocated Loan Amount for the Mortgaged Property set forth in the Note) incurred in the ordinary course of business of operating the Mortgaged Property (provided, however, that all such sums shall be paid in full promptly by Trustor, but in no event later than sixty (60) days of the date incurred), and no other debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

                  (h) has not made and will not make any loans or advances to any third party (including any affiliate);

                  (i) is and will be solvent and pay its debts from its assets as the same shall become due;

                  (j) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

                  (k) will conduct and operate its business in its own name and as presently conducted and operated;

                  (l) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

                  (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Trustor, as applicable);

                  (n) will file its own tax returns;

                  (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates and shall allocate fairly and reasonably any overhead and expense for shared office space;

                  (q) will not commingle the funds and other assets of Trustor with those of any general partner, member, affiliate, principal or any other person;

                  (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

                  (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

                  (t) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate;

                  (u) will use stationery, invoices, and checks separate from its affiliates;

                  (v) will not do any act which would make it impossible to carry on the ordinary business of Trustor;

                  (w) will not possess or assign the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property for other than a business or company purpose;

                  (x) will not sell, encumber or otherwise dispose of all or substantially all of the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property except as otherwise permitted in the Loan Documents;

                  (y) will not hold title to Trustor's assets other than in Trustor's name; and

                  (z) will not, without the affirmative vote of 100 percent of the partners, members or board of directors, as applicable, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustor or a substantial part of Trustor's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action.

                  (B) If Trustor is a limited partnership or a limited liability company, its general partner or managing member (together with its successors and assigns the "SPC Entity") shall be a corporation whose sole asset is its interest in Trustor and the SPC Entity will at all times comply with the representations, warranties and covenants contained in this Section 1.33(B) and will cause Trustor to comply with each of the representations, warranties, and covenants contained in Section 1.33(A). By execution hereof, the SPC Entity agrees that it:

                  (a) shall at all times act as the general partner of Trustor with all of the rights, powers, obligations and liabilities of general partner under the limited partnership agreement of Trustor and shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of same and will engage in no other business;

                  (b) shall not, without the affirmative vote of 100 percent of the partners, members or board of directors, as applicable, institute proceedings to be adjudicated bankrupt or insolvent; or to have the Trustor adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it or the Trustor; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy for itself or the Trustor; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the SPC Entity or of the Trustor or a substantial part of its or the Trustor's property; or make any assignment for the benefit of creditors for itself or the Trustor; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action;

                  (c) shall not except as otherwise permitted in the Loan Documents (a) liquidate or dissolve the SPC Entity or Trustor in whole or in part and (b) consolidate, merge or enter into any form of consolidation or cause the Trustor to consolidate, merge or enter into any form of consolidation with or into any other entity, nor convey, transfer or lease its assets or cause the Trustor to convey, transfer or lease its assets substantially as an entirety to any person or entity nor permit any entity to consolidate, merge or enter into any form of consolidation with or into the SPC Entity or Trustor, nor convey, transfer or lease its assets or cause the Trustor to convey, transfer or lease its assets substantially as an entirety to any person or entity;

                  (d) shall either (i) maintain its principal executive office and telephone and facsimile numbers separate from that of any affiliate of the SPC Entity and shall conspicuously identify such office and numbers as its own and shall use its own stationery, invoices and checks which reflect its address, telephone number and facsimile number, as appropriate, or (ii) if sharing office space, allocate fairly and reasonably any overhead for shared office space and shall use separate stationery, invoices and checks;

                  (e) shall maintain its corporate records and books and accounts separate from those of any affiliate of the SPC Entity or any other entity;

                  (f) shall maintain its own separate bank accounts, if any, and correct, complete and separate books of account;

                  (g) shall hold itself out to the public (including any creditors of any affiliate of the SPC Entity) under the SPC Entity's own name and as a separate and distinct corporate entity and not as a department, division or otherwise of any affiliate of the SPC Entity;

                  (h) shall observe all customary formalities regarding the corporate existence of the SPC Entity, including holding meetings of or obtaining the consent of its board of directors, as appropriate, and its stockholders and maintaining current accurate minute books separate from those of any affiliate of the SPC Entity;

                  (i) shall act solely in its own corporate name and through its own duly authorized officers and agents and no affiliate of the SPC Entity shall be appointed or act as agent for the SPC Entity in its capacity as general partner of Trustor;

                  (j) shall make investments in the name of the SPC Entity directly by the SPC Entity or on its behalf by brokers engaged and paid by the SPC Entity or its agents;

                  (k) except as required by Beneficiary or any successor to Beneficiary in connection with any extension of credit by Beneficiary or any successor to Beneficiary to Trustor (or any refinancing, increase, modification, consolidation or extension of any such extension of credit), shall not guaranty or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities of any partner of Trustor or any affiliate of the SPC Entity other than Trustor, nor shall the SPC Entity make any loan;

                  (l) represents and warrants that the SPC Entity is and expects to remain solvent and shall pay its own liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets;

                  (m) represents and warrants that assets of the SPC Entity shall be separately identified, maintained and segregated and the SPC Entity's assets shall at all times be held by or on behalf of the SPC Entity and if held on behalf of the SPC

Entity by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the SPC Entity (this restriction requires, among other things, that corporate funds shall not be commingled with those of any affiliate of the SPC Entity and it shall maintain all accounts, if any, in its own name and with its own tax identification number, separate from those of any affiliates of the SPC Entity);

                  (n) shall not intentionally take any action if, as a result of such action, the SPC Entity would be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (o) shall at all times be adequately capitalized to engage in the transactions contemplated at its formation;

                  (p)      Intentionally Deleted;

                  (q) represents and warrants that none of the SPC Entity's funds shall be invested in securities issued by any affiliate of the SPC Entity;

                  (r) will not amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization or other formation agreement or document, as applicable, in any material term or manner or in any manner which may adversely affect Trustor's existence as a single purpose entity;

                  (s) shall maintain at all times one (1) duly appointed members of the board of directors (an "Independent Director") of the SPC Entity reasonably satisfactory to Beneficiary who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, attorney, counsel, partner or employee of, Trustor or any of its shareholders or subsidiaries, (ii) a customer of, or supplier to, Trustor or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Trustor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise;

                  (t) shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Entity unless at the time of such action there shall be at least one member who is an Independent Director; and

                  (u) shall conduct its business so that the assumptions made with respect to Trustor and the SPC Entity in that certain opinion letter dated the date hereof delivered by Hunton & Williams in connection with the loan secured hereby shall be true and correct in all respects.

         1.34. Repair and Remediation Reserve. Prior to the execution of this Deed of Trust, Beneficiary has caused the Mortgaged Property to be inspected and such inspection has revealed that the Mortgaged Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Trustor has established with the Beneficiary a reserve in the amount of $0.00 (the "Repair and Remediation Reserve") by depositing such amount with Beneficiary. Trustor shall cause each of the items described in that certain Engineering Report (the "Engineering Report") entitled Property Condition Report, dated November 9, 2000 and prepared by IVI (the "Deferred Maintenance") to be completed, performed, remediated and corrected to the satisfaction of Beneficiary and as necessary to bring the Mortgaged Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of six (6) months after the effective date hereof, as such time period may be extended by Beneficiary in its sole discretion. So long as no Event of Default has occurred, all sums in the Repair and Remediation Reserve shall be held by Beneficiary in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Event of Default has occurred, Beneficiary shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Trustor the amount paid and incurred by Trustor in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Beneficiary of a written request from Trustor for disbursement from the Repair and Remediation Reserve and a certification by Trustor in the form annexed hereto as Exhibit B or any other form as may be required by Beneficiary that the applicable item of Deferred Maintenance has been completed in accordance with the terms of this Deed of Trust, (b) delivery to Beneficiary of paid invoices, receipts or other evidence satisfactory to Beneficiary verifying the costs of the Deferred Maintenance to be reimbursed, (c) if the aggregate cost of such Deferred Maintenance for an individual project is greater than $50,000.00, delivery to Beneficiary of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Beneficiary (including a licensed independent general contractor having no connection to such Deferred Maintenance) describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Mortgaged Property is, as a result of such work, in compliance with all applicable laws, ordinances, rules and regulations relating to the Deferred Maintenance so performed, (d) if the aggregate cost of such Deferred Maintenance for an individual project is greater than $50,000.00, delivery to Beneficiary of affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Mortgaged Property have been paid all amounts due for such labor and materials furnished to the Mortgaged Property, and (e) the receipt by Beneficiary of the out-of-pocket cost of inspections which Beneficiary or Beneficiary's loan servicer reasonably deems necessary in connection with such disbursements (which costs of inspection shall not exceed $2,000.00 each). Beneficiary shall not be required to make advances from the Repair and Remediation Reserve more frequently than once in any thirty
(30) day period. In making any payment from the Repair and Remediation Reserve, Beneficiary shall be entitled to rely on such request from Trustor without any inquiry into the accuracy, validity or contestability of any such amount. Interest on the funds contained in the Repair and Remediation Reserve shall be credited and paid to Trustor as provided in Section 4.31 hereof. Trustor hereby grants to Beneficiary a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the satisfaction of Beneficiary upon Trustor's failure to do so in accordance with the terms and conditions of this Section 1.34, and Trustor shall reimburse Beneficiary for all costs associated therewith, all as Beneficiary may determine in its sole and absolute discretion but without obligation to do so.

                                  ARTICLE II.
                                EVENTS OF DEFAULT

         2.1. Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

                  (a) Trustor fails to pay any money to Beneficiary required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

                  (b) Trustor fails to provide insurance as required by Section
1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Sections 1.5 (only in the event that Beneficiary is no longer requiring a Tax and Insurance Impound Account), 1.15 (after the expiration of three (3) days' notice to cure), or 1.31 hereof.

                  (c) Trustor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, such failure or default continues for thirty (30) days after written notice thereof from Beneficiary to Trustor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Trustor commences to cure such default promptly after receipt of notice thereof from Beneficiary, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

                  (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note (but only if such representation or warranty made in connection with the application or commitment was material to Beneficiary's decision to make the
Loan), or in any of the other Loan Documents to Beneficiary by Trustor, by any principal, general partner, manager or member in Trustor, or by any Indemnitor is determined by Beneficiary to have been false or misleading in any material respect at the time made.

                  (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Mortgaged Property, Trustor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

                  (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

                  (g) Trustor, any general partner or managing member in Trustor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Trustor, for any such principal, general partner or managing member of Trustor or for any Indemnitor or for a substantial part of the assets of Trustor, of any such general partner or managing member of Trustor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

                  (h) A petition is filed or any case, proceeding or other action is commenced against Trustor, against any Principal, general partner or managing member of Trustor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Trustor, against any Principal, general partner or managing member of Trustor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Trustor, of any such Principal, general partner or managing member of Trustor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Trustor, for any such general partner or managing member of Trustor or for any Indemnitor, or for any substantial part of any of the properties of Trustor, of any such Principal, general partner or managing member of Trustor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

                  (i) The Mortgaged Property or any material part thereof is taken on execution or other process of law in any action against Trustor.

                  (j) Trustor abandons all or a portion of the Mortgaged
Property.

                  (k) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Beneficiary to the existence or creation of any such lien or security interest), whether superior or subordinate to this Deed of Trust or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

                  (l) The Mortgaged Property, or any part thereof, is subjected to intentional waste committed on the Mortgaged Property or damage to the Mortgaged Property results from intentional misconduct of Trustor and/or Indemnitor or the Mortgaged Property, or any part thereof, is subjected to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Beneficiary reasonably determines that it is not adequately protected from any loss, damage or risk associated therewith.

                  (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Trustor, any of its principals, any general partner or any managing member, or any Indemnitor, except as otherwise expressly permitted under the Loan Documents.

                  (n) Trustor or SPC Entity fail to perform in any material respect any covenant, agreement, obligation, term or condition of Section 1.33 which could reasonably be expected to have a material adverse effect on Trustor or the single purpose entity status of Trustor; provided, however, if Beneficiary or Beneficiary's attorneys determine that such violation is reasonably susceptible of being cured without adversely impacting the single purpose entity status of Trustor, Trustor shall have seven (7) days grace period to so cure following written notice from Beneficiary of such violation.

                  (o) If a default occurs under the Franchise Agreement or the Assignment of Franchise Agreement which remains uncured after the giving of any required notice to Trustor and the expiration of any applicable cure period, or if the Franchise Agreement expires or terminates and is not immediately replaced with another franchise agreement with any permitted brand specified in Section
1.30 hereof.

                  (p) If a default occurs under any of the provisions of the security instruments or other Loan Documents given to Beneficiary with respect to any of the other Crossed Properties which remains uncured after the expiration of any applicable grace or notice period.

                                  ARTICLE III.
                                    REMEDIES

         3.1. Remedies Available. If there shall occur an Event of Default under this Deed of Trust, then this Deed of Trust is subject to foreclosure as provided by law and Beneficiary may, at its option and by or through a trustee, nominee, assignee or otherwise (including, without limitation, the Trustee), to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                  (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Trustor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

                  (b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Trustor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Beneficiary's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Beneficiary therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Beneficiary by Trustor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

                  (c) Collect Rents. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents, including those past due and unpaid.

                  (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Trustor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Trustor or any person or persons liable for the payment of the Debt, and Trustor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in
Section 3.3 below. Such receivership shall, at the option of Beneficiary, continue until full payment of all of the Debt or until title to the Mortgaged Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

                  (e) Foreclosure. Immediately commence an action to foreclose this Deed of Trust or to specifically enforce its provisions with respect to all or any portion of the Debt pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the Mortgaged Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Beneficiary.

                           (1) Should Beneficiary have elected to accelerate the
indebtedness secured hereby, Beneficiary may initiate foreclosure of the Mortgaged Property by requesting the Trustee to effectuate a non-judicial foreclosure sale. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Mortgaged Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Mortgaged Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone the sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time may post-pone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Mortgaged Property on any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor Trustee, or by any receiver or public officer. Any Beneficiary purchasing at any such sale shall have the right to credit the secured indebtedness owing to such Beneficiary upon the amount of its bid entered at such sale to the extent necessary to satisfy such bid. Said Trustee may appoint an attorney-in-fact to act in its stead as Trustee to conduct sale as hereinbefore provided. Trustor authorizes and empowers the Trustee to sell the Mortgaged Property, in lots or parcels or as a whole, and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto of the estate of title then existing on the Mortgaged Property and bills of sale with covenants of general warranty. Trustor binds himself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee, and agrees to accept proceeds of said sale, if any, which are payable to Trustor as provided herein. In addition to the posting and filing of notices hereinabove provided, and for so long as required by law, no foreclosure under the power of sale herein contained shall be held unless Beneficiary, at least twenty-one (21) days preceding the date of sale and in the manner prescribed by law, shall have served written notice of the proposed sale which designates the county where the Mortgaged Property will be sold and designates the date, time period, the place and the terms of sale by certified mail on Trustor. Service of such a notice by certified mail shall be completed upon deposit of such notice, postage prepaid and properly addressed to each such person or entity at the address for Trustor indicated on the first page of this Deed of Trust, in a Post Office of the United States Postal Service or in an official depository under the care and custody of the United States Postal Service. The affidavit of a person knowledgeable of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

                           (2) Should Beneficiary have not elected to accelerate
the indebtedness secured hereby, Beneficiary may nonetheless proceed with foreclosure in satisfaction of such default, either through the courts or by directing the Trustee to proceed as if under a full foreclosure, conducting sale as hereinbefore provided, but without declaring the entire indebtedness secured by this Deed of Trust due, and provided that if said sale is made because of such default, such sale may be made subject to the unmatured part of the secured indebtedness. Such sale, if so made, shall not in any manner affect the unmatured part of the debt secured by this Deed of Trust, but as to such unmatured part, this Deed of Trust shall remain in full force as though no sale had been made. Several sales may be made without exhausting the right of sale with respect to any unmatured part of the secured indebtedness, it being the purpose and intent hereof to provide for a foreclosure and the sale of the Mortgaged Property for any matured portion of said secured indebtedness without exhausting the power of foreclosure.

                           (3) In the event foreclosure proceedings are
instituted by Beneficiary, all expenses incident to such proceedings, including, but not limited to, attorneys' and trustee's fees and costs, shall be paid by Trustor and secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' and trustee's fees and any other amounts due and unpaid to Beneficiary under the Loan Documents, may be bid by Beneficiary in the event of a foreclosure sale hereunder.

                  (f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by Beneficiary, or Trustee, upon written request of Beneficiary, to enforce the payment of the Debt or the other obligations of Trustor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Beneficiary.

                  (g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

         3.2. Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Deed of Trust shall be applied, to the extent funds are so available, to the following items in such order as Beneficiary in its discretion may determine:

                  (a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Beneficiary's rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

                  (b) To payment of all sums expended by Beneficiary under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

                  (c) To payment of the Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Beneficiary chooses in its sole discretion.

                  (d) The remainder, if any, of such funds shall be disbursed to Trustor or to the person or persons legally entitled thereto.

         3.3. Right and Authority of Receiver or Beneficiary in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default, and entry upon the Mortgaged Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to
Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Beneficiary's or the receiver's sole discretion, all at Trustor's expense, Beneficiary or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently:
(a) enter upon and take possession and control of any and all of the Mortgaged Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Trustor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property subject to any existing agreements that have not been terminated by Beneficiary; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property;
(g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Beneficiary may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Beneficiary's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Beneficiary as attorney-in-fact and agent of Trustor or in its own name as Beneficiary, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Trustor or Beneficiary; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Beneficiary by this Deed of Trust; and (r) do any acts which Beneficiary in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust. This Deed of Trust shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Trustor or Beneficiary, at the request of Beneficiary, to pay all amounts owing under any lease, contract, concession, license or other agreement to Beneficiary without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Trustor in so doing) any request, notice or demand by Beneficiary for the payment to Beneficiary of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this

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

Deed of Trust or under any of the other Loan Documents has actually occurred or is then existing. Trustor hereby constitutes and appoints Beneficiary, its assignees, successors, transferees and nominees, as Trustor's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Trustor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Beneficiary in connection with any action taken under this
Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Beneficiary until actually paid by Trustor, shall be a demand obligation owing by Trustor to Beneficiary and shall be secured by this Deed of Trust and by every other instrument securing all or any portion of the Debt.

         3.4. Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Trustor or Trustor's representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Trustor (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

         3.5. Notice to Account Debtors. Beneficiary may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Trustor included in the Mortgaged Property to pay Beneficiary directly. Trustor shall at any time or from time to time upon the request of Beneficiary provide to Beneficiary a current list of all such account debtors and obligors and their addresses.

         3.6. Cumulative Remedies. All remedies contained in this Deed of Trust are cumulative and Beneficiary shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Beneficiary and may be exercised in any order and as often as occasion therefor shall arise. No act of Beneficiary shall be construed as an election to proceed under any particular provisions of this Deed of Trust to the exclusion of any other provision of this Deed of Trust or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary. No delay or failure by Beneficiary to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy or of any Event of Default. Beneficiary may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

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

         3.7. Payment of Expenses. Trustor shall pay on demand all of Beneficiary's expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Beneficiary until actually paid by Trustor at the Default Interest Rate, and the same shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

                                  ARTICLE IV.
                       MISCELLANEOUS TERMS AND CONDITIONS

         4.1. Time of Essence. Time is of the essence with respect to all provisions of this Deed of Trust.

         4.2. Release of Deed of Trust. If all of the Debt be paid, then and in that event only, all rights under this Deed of Trust, except for those provisions hereof which by their terms survive, shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Beneficiary in due form at Trustor's cost. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Beneficiary.

         4.3. Certain Rights of Beneficiary. Without affecting Trustor's liability for the payment of any of the Debt, Beneficiary may from time to time and without notice to Trustor: (a) release any person liable for the payment of the Debt; (b) extend the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Mortgaged Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Deed of Trust or any agreement subordinating the lien hereof.

         4.4. Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

         4.5. Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee: to Trustor or Trustee at its address set forth on the first page of this Deed of Trust, to Beneficiary at First Union National Bank, Commercial Real Estate Finance Group, One First Union Center, 301 South College Street, Mailcode NC 0166, Loan Number 265950357, Charlotte, North Carolina 28288-0166, Attn: Contract Finance, or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the

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

private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         4.6. Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Trustor and the successors and assigns of Trustor, including all successors in interest of Trustor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Beneficiary, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Trustor or Beneficiary shall be deemed to include all such parties' successors and assigns, and the term "Beneficiary" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If Trustor consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Trustor hereunder and all representations, warranties, covenants and agreements made by Trustor hereunder are joint and several.

         4.7. Severability. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         4.8. Gender. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

         4.9. Waiver; Discontinuance of Proceedings. Beneficiary may waive any single Event of Default by Trustor hereunder without waiving any other prior or subsequent Event of Default. Beneficiary may remedy any Event of Default by Trustor hereunder without waiving the Event of Default remedied. Neither the failure by Beneficiary to exercise, nor the delay by Beneficiary in exercising, any right, power or remedy upon any Event of Default by Trustor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Trustor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Trustor in any case shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the same had never been invoked.

         4.10. Section Headings. The headings of the sections and paragraphs of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         4.11. GOVERNING LAW. THIS DEED OF TRUST WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

         4.12. Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         4.13. Relationship of the Parties. The relationship between Trustor and Beneficiary is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

         4.14. Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Beneficiary at Trustor's request and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

         4.15. Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

         4.16. Cross Default. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

         4.17. Interest After Sale. In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State in which the Premises is located), bear interest at the Default Interest Rate.

         4.18. Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Deed of Trust, and that the provisions of this Deed of Trust shall control over the provisions of the Assignment of Leases and Rents, the Environmental Indemnity Agreement, and the other Loan Documents.

         4.19. Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

         4.20. No Merger. It is the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Mortgaged Property. It is hereby understood and agreed that should Beneficiary acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in such other or additional interests in or to the Mortgaged Property, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to said other or additional interests.

         4.21. Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Beneficiary to amend, modify, increase, vary, alter or supplement this Deed of Trust, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Deed of Trust losing its priority over the rights of any such junior lien.

         4.22. Beneficiary May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor or the principals, general partners or managing members in Trustor, or their respective creditors or property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Trustor hereunder after such date.

         4.23. Fixture Filing. Pursuant to California Uniform Commercial Code Sections 9313 and 9402, as amended and recodified from time to time, this Deed of Trust shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including, but not limited to, oil and gas) and is to be filed of record in the real estate records of the county where the Premises is situated. The mailing address of Trustor and the address of Beneficiary from which information concerning the security interest may be obtained are set forth in Section 1.22 hereof. Some or all of the Mortgaged Property may be or become a fixture in which Beneficiary has a security interest under the security agreement set forth in Section 1.22 above (the "Security Agreement"), and the purpose of this
Section 4.23 is to create a fixture filing under Sections 9313 and 9402 of the California Uniform Commercial Code, as amended or recodified from time to time. The rights, remedies and interests of Beneficiary under the Security Agreement and under other provisions of this Deed of Trust are independent and cumulative, and there shall be no merger of any security interest created by the Security Agreement with any lien created under the other provisions of this Deed of Trust. Beneficiary may elect to exercise or enforce any of its rights, remedies, or interests under the Security Agreement and the other provisions of this Deed of Trust as Beneficiary may from time to time deem appropriate. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the UCC.

         4.24. After-Acquired Mortgaged Property. All property acquired by Trustor after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Trustor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Trustor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Beneficiary shall require for accomplishing the purposes of this Deed of Trust.

         4.25. No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Beneficiary.

         4.26. Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed

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an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

         4.27. Personal Liability. Notwithstanding anything to the contrary contained in this Deed of Trust, the liability of Trustor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of the Note.

         4.28. Recording and Filing. Trustor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Beneficiary shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Trustor shall reimburse Beneficiary, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

         4.29. Entire Agreement and Modifications. This Deed of Trust and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Deed of Trust and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         4.30. Maximum Interest. The provisions of this Deed of Trust and of all agreements between Trustor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest") to Beneficiary for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Trustor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due), in which event the amount of each payment shall remain the same, but the portion of the amount of each payment to be applied to the principal indebtedness due under the Note shall be recalculated based on the reduced principal or, at the option of Beneficiary, be paid over to Trustor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until

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

payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Trustor and Beneficiary.

         4.31. Interest Payable by Trustor. Beneficiary shall cause funds in the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve and the Cash Collateral Account (as defined in the Note) to be deposited into interest bearing accounts of the type customarily maintained by Beneficiary or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Impound Account, Replacement Reserve, the Repair and Remediation Reserve and the Cash Collateral Account. Interest earned on such accounts shall be based solely on amounts in the Impound Account, Replacement Reserve, the Repair and Remediation Reserve or the Cash Collateral Account. All interest earned on amounts contributed to the Impound Account, Replacement Reserve or the Repair and Remediation Reserve shall be retained by Beneficiary and accumulated for the benefit of Trustor and added to the balance in the Impound Account, Replacement Reserve or the Repair and Remediation Reserve and, provided no Event of Default has occurred and is then continuing, shall be disbursed to Trustor annually. All interest earned on amounts contributed to the Cash Collateral Account shall remain in such account as additional security for Beneficiary. Beneficiary shall provide Trustor with monthly statements for the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve and the Cash Collateral Account.

         4.32. Dissemination of Information. (a) If Beneficiary determines at any time to sell, transfer or assign the Note, this Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any rating agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Beneficiary now has or may hereafter acquire relating to the Debt and to Trustor, any guarantor, any Indemnitor and the Mortgaged Property, which shall have been furnished by Trustor, any guarantor or any Indemnitor as Beneficiary determines necessary or desirable.

                  (b) Secondary Market. Beneficiary may sell, transfer and deliver the Loan Documents to one or more Investors in the secondary mortgage market. In connection with such sale, Beneficiary may retain or assign responsibility for servicing the loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Beneficiary herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

         4.33. Substitution and Release of Collateral.

         Trustor may obtain a release of the lien encumbering the Mortgaged Property by substituting therefor its fee interest in one or more hotel properties of like kind and quality

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acquired by Trustor (individually, a "Substitute Property" and collectively, the
"Substitute Properties"), provided that (x) no such substitution may occur after the Maturity Date (as defined in the Note), (y) no such substitution may occur during the first year of the term of the Loan and (z) Trustor may not request such a substitution more than once in any four (4) year period, unless the substitution is made in connection with the sale of the Mortgaged Property. In addition, any such substitution shall be subjected, in each case, to the satisfaction of the following conditions precedent:

                  (i) The Substitute Property must be a property as to which Trustor (or a single purpose entity affiliate of Trustor reasonably satisfactory to Beneficiary) will hold fee title free and clear of any lien or other encumbrance, except for permitted encumbrances, leases and easements, restrictive covenants and other title exceptions which do not have a material adverse effect on the utility or value of such property (or its current use).

                  (ii) If a substitution is made in connection with a sale of the Mortgaged Property, Beneficiary and the applicable rating agencies shall have received (A) a copy of the deed conveying all of Trustor's right, title and interest in and to the Mortgaged Property to an entity other than Trustor or its general partner in an arms' length transaction and (B) a letter from Trustor countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Mortgaged Property is located. A sale of the Mortgaged Property shall not be a condition precedent to the substitution contemplated in this
         Section 4.33.

                  (iii) Beneficiary and the applicable rating agencies shall have received an MAI appraisal of the Substitute Property dated no more that forty-five (45) days prior to the substitution by an appraiser acceptable to Beneficiary and such rating agencies, indicating an appraised value of the Substitute Property that is at least equal to or greater than the appraised value of the Mortgaged Property determined by the same appraiser, or another appraiser acceptable to Beneficiary, as of (A) the date hereof or (B) the date immediately preceding the encumbrance of the Substitute Property. If the Loan is not part of a Secondary Market Transaction as of the date of the substitution, the fair market value of the Substitute Property as determined by Beneficiary must be at least equal to or greater than the fair market value of the Mortgaged Property as of (A) the date hereof or (B) the date immediately preceding the encumbrance of the Substitute Property by the related Loan Documents, such determination to be made by Beneficiary in its sole reasonable discretion consistent with the methodology used by Beneficiary in determining property values in connection with the origination of the Loan (which determination may include an appraisal satisfactory to Beneficiary in all respects).

                  (iv) The debt service coverage ratio (calculated in a manner consistent with Schedule 2 attached hereto) of the Substitute Properties is not less than the greater of the debt service coverage ratio of the Mortgaged Property as of (A) the date hereof or (B) the date immediately preceding the substitution.

                  (v) The net operating income for the Substitute Property either (A) does not show a successive decrease in any material amount over the three (3) years immediately

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

         prior to the date of substitution, or (B) with respect to a Substitute Property for which information regarding the net operating income of such Substitute Property for the three (3) years immediately prior to the date of substitution cannot be obtained by Trustor after Trustor's exercise of diligent efforts, the net operating income shall not show a successive decrease for such lesser period of no less than twelve (12) months, or (C) if the Substitute Property has been substantially renovated within such three (3) year period, the net operating income shall not show a successive decrease in any material amount for such lesser period no less than twelve (12) months.

                  (vi) The net operating income for the Substitute Property for the twelve (12) month period immediately preceding the substitution is at least one hundred (100%) of the net operating income for the Mortgaged Property for the twelve (12) month period immediately preceding the substitution.

                  (vii) The entity transferring the Substitute Property is solvent.

                  (viii) If the Loan is part of a Secondary Market Transaction, Beneficiary shall have received evidence in writing from the applicable rating agencies to the effect that such substitution will not by itself result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the securities issued in connection with the Secondary Market Transaction that are then outstanding.

                  (ix) No Event of Default shall have occurred and be continuing. Beneficiary and the applicable rating agencies shall have received a certificate from Trustor confirming the foregoing.

                  (x) Trustor shall have executed, acknowledged and delivered to Beneficiary (A) a security instrument, and two UCC financing statements with respect to the Substitute Property, together with a letter from Trustor countersigned by a title insurance company acknowledging receipt of such security instruments and UCC-1 financing statements and agreeing to record or file, as applicable, such security instruments and one of the UCC-1 financing statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 financing statements in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable liens upon the Substitute Property in favor of Beneficiary (or such other trustee as may be desired under local law), subject only to the permitted encumbrances and such other liens as are permitted pursuant to the Loan Documents, and (B) an Environmental Indemnity Agreement with respect to the Substitute Property. The security instruments, UCC-1 financing statements and Environmental Indemnity Agreement shall be substantially the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Mortgaged Property, subject to such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xvi) below. The security instruments encumbering the Substitute Property shall secure the entire Debt, including, without limitation, all amounts evidenced by the Note.

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

                  (xi) Beneficiary shall have received a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the lien of the security instruments encumbering the Substitute Property, together with all endorsements requested by Beneficiary, issued by the title company that issued the title insurance policies insuring the lien of the existing security instruments and dated as of the date of the substitution. Beneficiary also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

                  (xii) Beneficiary shall have received a current title survey for each Substitute Property, certified to the title company and Beneficiary and their successors and assigns, in the same form and having substantially the same content as the certification of the survey of the Mortgaged Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located.

                  (xiii) Beneficiary shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an individual property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

                  (xiv) Beneficiary shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report from a nationally recognized environmental consultant approved by Beneficiary and, if a substitution occurs after a Secondary Market Transaction, approved by the applicable rating agencies, not less than forty-five (45) days prior to such release and substitution, which conclude that the Substitute Property does not contain any hazardous materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Substitute Property or the operation thereof as a hotel, in full compliance with hazardous materials laws) and is not subject to any risk of contamination from any off-site hazardous materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Substitute Property or the operation thereof as a hotel, in full compliance with hazardous materials laws) or the risk of contamination from any off site hazardous materials, any such report shall include an estimate of the cost of any related remediation and Trustor shall deposit with Beneficiary an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be held and released to Trustor in accordance with the provisions of
         Section 1.34 hereof (together with any interest earned thereon) upon the delivery to Beneficiary of (A) an update to such report indicating that there is no longer any hazardous materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Substitute Property or the operation thereof as a hotel, in full compliance with hazardous materials laws) on the Substitute Property or any danger of contamination from any off-site hazardous materials that has not been fully remediated in accordance with all applicable laws and (B) paid receipts indicating that the costs of all such remediation work have been paid. Such report shall also state the amount of time that will be necessary to complete such remediation, as may be required by law. Trustor covenants to undertake

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

         any repairs, cleanup or remediation indicated for hazardous materials on the Substitute Property.

                  (xv) Trustor shall deliver or cause to be delivered to Beneficiary (A) updates certified by Trustor of all organizational documentation related to Trustor and/or the formation, structure, existence, good standing and/or qualification to do business certificate delivered to Beneficiary in connection with the closing of the Loan; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of the general partner of Trustor authorizing the substitution and any actions taken in connection with such substitution.

                  (xvi) Beneficiary shall have received an opinion of Trustor's counsel substantially similar to the opinions received in connection with the closing of the Loan; in addition, if the Loan is part of a Secondary Market Transaction, Beneficiary shall have received an opinion from Trustor's counsel that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the IRS Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC.

                  (xvii) Trustor shall have paid or caused to be paid all (A) accrued but unpaid insurance premiums relating to the Substitute Property, (B) currently due taxes (including any in arrears) relating to the Substitute Property and (C) any other charges relating to the Substitute Property which are currently due.

                  (xviii) Trustor shall have paid or reimbursed Beneficiary for all third party out-of-pocket costs and expenses incurred by Beneficiary (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Trustor shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.

                  (xix) Beneficiary shall have received annual operating statements and occupancy statements for the Substitute Property for the three (3) most recently completed fiscal years and a current operating statement for the Substitute Property or, if information is not available for a three (3) year period or if the Substitute Property has been substantially renovated within such three (3) year period, such lesser period as is available, but in no event less than twelve (12) months. Each of the statements required under this clause (xix) shall be certified to Beneficiary as being true and correct and accompanied by a certificate from Trustor certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements.

                  (xx) Trustor shall have delivered to Beneficiary estoppel certificates from any lessees and other tenants of Trustor in the Substitute Property. All such estoppel certificates shall indicate that
         (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no defense or offset to the payment of

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

         rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance, and (5) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicated that all tenant improvement work required under the subject lease has not yet been completed, Trustor shall, if required by the applicable rating agencies, deliver to Beneficiary financial statements indicating that Trustor has adequate funds to pay all costs related to such tenant improvement work as required under such lease.

                  (xxi) Beneficiary shall have received a physical conditions report with respect to the Substitute Property from a nationally recognized structural consultant approved by the applicable rating agencies in a form recognized and approved by such rating agencies not less than forty-five (45) days prior to such release and substitution stating that the Substitute Property and its use comply in all material respects with all applicable requirements of law and that the Substitute Property is in good condition and repair and free of damage or waste. If the physical conditions report recommends that any repair be made with respect to the Substitute Property, such physical conditions report shall either (A) include an estimate of the cost of such recommended repairs (in which case Trustor shall deposit into an interest-bearing escrow an amount equal to one hundred twenty-five (125%) of such estimated cost, which sums shall be disbursed to Trustor in accordance with the provisions of Section 1.34 hereof), or (B) state the specific amounts that need to be reserved over time in order to meet the requirements of such replacements, which sums shall be deposited in the Replacement Reserve and disbursed to Trustor in accordance with the provisions of Section 1.8 hereof.

                  (xxii) Beneficiary shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the applicable rating agencies may request.

                  (xxiii) Trustor shall submit to Beneficiary, not less than thirty (30) days prior to the date of such substitution, a release of lien (and related Loan Documents) for the Mortgaged Property for execution by Beneficiary. Such release shall be in a form acceptable to Beneficiary and appropriate for the jurisdiction in which the Mortgaged Property is located. Trustor shall deliver to Beneficiary an officer's certificate certifying that the requirements set forth in this section have been satisfied.

                  (xxiv) Beneficiary shall have received evidence that the Substitute Property and the use thereof complies with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Substitute Property and/or the use thereof and that there is no action or proceeding pending before any court, quasi-judicial body or administrative agency relating to the proposed or actual use of the Substitute Property, or that all rights to appeal any decision rendered in any such action or proceeding have expired. Trustor shall furnish evidence of zoning classification and zoning compliance for the Substitute Property, which evidence shall be (i) a zoning letter from the local municipality, (ii) a 3.1 zoning endorsement (with parking) to the title insurance policy or (iii) a legal opinion in form and substance reasonably satisfactory to Beneficiary.

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

                  (xxv) Beneficiary shall have received unqualified, final Certificate(s) of Occupancy and other permits or licenses required for the operation and use of the Substitute Property, issued by the appropriate governmental authority.

                  (xxvi) Beneficiary shall have received evidence reasonably satisfactory to Beneficiary that the Substitute Property constitutes one or more tax lots separate from any other real property and that the Substitute Property is assessed with respect to ad valorem taxes separately from all other property.

                  (xxvii) Beneficiary shall have received a copy of the management agreement, if any, for the Substitute Property (certified by Trustor to be complete and correct), and such management agreement and manager are reasonably acceptable to Beneficiary. Trustor shall cause the manager of the Substitute Property to execute a consent to the assignment of the management agreement to Beneficiary and, in the event that the manager is an affiliate of Trustor, a subordination of its management fee to the Loan, as additional collateral for the Loan. Trustor shall also provide copies to Beneficiary of all other material contracts relating to the Substitute Property (certified by Trustor to be complete and correct).

                  (xxviii) Beneficiary shall have received a copy of the franchise agreement for the Substitute Property (certified by Trustor to be complete and correct). Trustor shall cause the respective franchisor to deliver a comfort letter and a Franchisor's Consent and Subordination of Franchise Agreement in favor of Beneficiary.

         Upon the satisfaction of the foregoing conditions precedent, Beneficiary will release its lien from the Mortgaged Property to be released. At the request of Trustor, an executed deed of release for the Mortgaged Property shall be deposited in escrow to be released from escrow upon satisfaction of the foregoing conditions.

                                   ARTICLE V.
                             CONCERNING THE TRUSTEE

         5.1. Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering

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by virtue of the powers herein granted to Trustee, upon the Trust Property for debts contracted for or liability or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Trustor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties (other than liabilities and expenses arising directly from the gross negligence or willful misconduct of Trustee).

         5.2. Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

         5.3. Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary's sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Trustor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

         5.4. Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor.

         5.5. Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the

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estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee's place.

         5.6. No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the day and year first written above.


                                       TRUSTOR:


                                       INNKEEPERS RESIDENCE SAN MATEO, L.P.,
                                       a Virginia limited partnership

                                       By: Innkeepers Residence San Mateo, Inc.,
                                           a Virginia corporation,
                                           its General Partner


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



CONSENTED AND AGREED TO AS TO
THE PROVISIONS OF SECTION 1.33 (B):

INNKEEPERS RESIDENCE SAN MATEO, INC.,
a Virginia corporation

By:
   -----------------------------------
   Name:
   Title: